As filed with the Securities and Exchange Commission on April 25 , 2018

Registration No. 333-223032

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Amedica Corporation

(Exact name of registrant as specified in its charter)

Delaware	3841	84-1375299
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

1885 West 2100 South

Salt Lake City, UT 84119

(801) 839-3500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

B. Sonny Bal, MD

President and Chief Executive Officer

Amedica Corporation

1885 West 2100 South

Salt Lake City, UT, 84119

(801) 839-3500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:
David F. Marx Michael R. Newton Dorsey & Whitney LLP 111 South Main Street, Suite 2100 Salt Lake City, Utah 84111		Barry I. Grossman Sarah E. Williams Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas, 11th Floor New York, NY 10105

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer [ ]
Accelerated filer [ ]
Non-accelerated filer [ ]	(Do not check if a smaller reporting company)
Smaller reporting company [X]
Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (5)
Units consisting of shares of Series B Preferred Stock, par value $0.01 per share, and Warrants to purchase shares of Common Stock, par value $0.01 per share	$12,500,000	$1,556.25
Series B Preferred Stock included as part of the Units	Included with Units above	—
Warrants to purchase shares of Common Stock included as part of the Units (2)	Included with Units above	—
Common Stock issuable upon conversion of the Series B Preferred Stock (3) (4)	—	—
Common Stock issuable upon exercise of the Warrants (4)	$12,500,000	$1,556.25
Warrants to purchase Units consisting of shares of Series B Preferred Stock, par value $0.01 per share, and Warrants to purchase shares of Common Stock , par value $0.01 per share to be issued to the Underwriter (2)	$500,000	$62.25
Units consisting of shares of Series B Preferred Stock, par value $0.01 per share, and Warrants to purchase shares of Common Stock , par value $0.01 per share to be issued to the Underwriter included as part of Underwriter Warrants	Included with Underwriter Warrant above	—
Series B Preferred Stock included as part of the Units to be issued to the Underwriters	Included with Underwriter Warrant above	—
Warrants to purchase shares of Common Stock included as part of Units to be issued to the Underwriters (2)	Included with Underwriter Warrant above	—
Common Stock issuable upon conversion of the Series B Preferred Stock to be issued to the Underwriter (3)(4)	—	—
Common Stock issuable upon exercise of the Warrants to Purchase Common Stock to be issued to the Underwriter (4)	$500,000	$62.25
Total	$26,000,000	$3,237.00

(1)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Act”).
(2)	Pursuant to Rule 457(g) of the Act, no separate registration fee is required for the Warrants because the Warrants are being registered in the same registration statement as the Common Stock of the Registrant issuable upon exercise of the Warrants.
(3)	Pursuant to Rule 457(i) of the Act, no separate registration fee is required for the Common Stock issuable upon conversion of the Series B Preferred Stock because no additional consideration will be received in connection with the exercise of the conversion privilege.
(4)	In addition to the shares of Common Stock set forth in this table, pursuant to Rule 416 under the Act, this registration statement also registers such indeterminate number of shares of Common Stock as may become issuable upon conversion or exercise of these securities as the same may be adjusted as a result of stock splits, stock dividends, recapitalizations or other similar transactions.
(5)	Calculated pursuant to Rule 457(o) based on an estimate of the total proposed maximum aggregate offering price. Registrant previously paid $1,424.28 with the initial filing of this registration statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED APRIL 25 , 2018

Amedica Corporation

12,500 Units

Each Consisting of

One Share of Series B Preferred Stock and

Warrants to Purchase One Share of Common Stock

We are offering 12,500 units, with each unit consisting of one share of Series B Preferred Stock, par value $0.01 per share, with a stated value of  $1,100 per share (the “Series B Preferred Stock” or “Preferred Stock”), convertible at any time at the holder’s option into a number of shares of our common stock, par value $0.01 per share (“Common Stock”) as described below and warrants (the “Warrants”) to purchase shares of our Common Stock at an initial exercise price equal to the Conversion Price (as defined herein), at a public offering price of  $1,000 per unit.

The Preferred Stock is convertible into shares of Common Stock by dividing the stated value of the Preferred Stock ($1,100) by: (i) for the first 40 trading days following the closing of this offering, $_______ (the “Conversion Price”), (ii) after 40 trading days but prior to the 81st trading day , the lesser of  (a) the Conversion Price and (b) 87.5% of the lowest volume weighted average price for our Common Stock as reported at the close of trading on the market reporting trade prices for the Common Stock during the five trading days prior to the 41st trading day, and (iii) after 80 trading days, the lesser of  (a) the Conversion Price and (b) 87.5% of the lowest volume weighted average price for our Common Stock as reported at the close of trading on the market reporting trade prices for the Common Stock during the five trading days prior to the date of the notice of conversion. In the case of (ii)(b) and (iii)(b) above, the share price shall not be less than $_____.

The number of Warrants included in each unit shall be equal to the number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock at the Conversion Price. Assuming a Conversion Price of $1.38 per share, the closing price of our Common Stock on the NASDAQ Capital Market on April 24, 2018, each unit shall consist of one share of our Series B Preferred Stock convertible into 797 shares of Common Stock and 797 Warrants, each of which entitles the holder to purchase one share of our Common Stock.

The respective number of shares of Common Stock into which the Preferred Stock is convertible and the Warrants are exercisable is subject to appropriate adjustment in the event of recapitalization events, stock dividends, dilutive issuances, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our Common Stock. Each Warrant will be immediately exercisable after issuance and will expire five (5) years from the date of issuance.

The units will not be certificated and the shares of Series B Preferred Stock and the Warrants comprising such units are immediately separable and will be issued separately in this offering.

The price of our Common Stock on the NASDAQ Capital Market during recent periods was only one of many factors in determining the public offering price. Other factors we considered in determining the public offering price included our history, our prospects, the industry in which we operate, our past and present operating results, the previous experience of our executive officers and the general condition of the securities markets at the time of this offering.

Our Common Stock is listed on the Nasdaq Capital Market, or Nasdaq, under the symbol “AMDA.” On April 24, 2018, the last reported sale price of our Common Stock was $1.38 per share. There is no established public trading market for the Series B Preferred Stock or the Warrants. We do not intend to apply for listing of the Series B Preferred Stock or the Warrants on any securities exchange or recognized trading system.

Maxim Group LLC, which we refer to as the “representative,” has agreed to act as the representative of the underwriters in connection with this offering. The underwriters may engage one or more selected dealers in this offering.

	Per Unit	Total
Public offering price	$1,000	$12,500,000
Underwriting discount	70	875,000
Proceeds to us (before expenses)(1)	$930	$11,625,000

(1)	In connection with this Offering, we have agreed to pay fees to Maxim Group LLC as representative of the underwriters a cash fee equal to 7.0% of the gross proceeds received by us in the Offering. We have also agreed to advance $100,000 to Maxim Group LLC against reimbursement of accountable expenses upon their engagement as representative of the underwriters. Finally, we agreed to grant Maxim Group LLC warrants to purchase Units equal to 4.0% of the total number of Units being sold in the Offering. See “Underwriting.”

The above summary of offering proceeds to us does not give effect to any exercise of the warrants being issued in this offering.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 7 of the prospectus . You should carefully consider these risk factors, as well as the information contained in this prospectus, before you invest.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Sole Book-Running Manager

Maxim Group LLC

The date of this prospectus is              , 2018

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ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from, or in addition to, that contained in this prospectus or any free writing prospectus prepared by us or on our behalf or to which we may have referred you in connection with this offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell or seeking offers to buy these securities in any jurisdiction where or to any person to whom the offer or sale is not permitted. The information in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our securities, and the information in any free writing prospectus that we may provide you in connection with this offering is accurate only as of the date of that free writing prospectus. Our business, financial condition, results of operations and future growth prospects may have changed since those dates. You should read this prospectus and any free writing prospectus that we have authorized for use in connection with this offering in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the section of this prospectus “Where You Can Find Additional Information.” In this prospectus, unless the context suggests otherwise, references to the “Company,” “we,” “us,” and “our” refer to Amedica Corporation, together with its subsidiaries.

For investors outside the United States: we have not done anything that would permit this offering or possession or distribution of this prospectus or any free writing prospectus we may provide to you in connection with this offering in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus and any free writing prospectus outside of the United States.

CORPORATE INFORMATION

We were incorporated in Delaware in 1996 under the name Amedica Corp. and have since changed our name to Amedica Corporation. In September 2010, we acquired all of the outstanding shares of US Spine, Inc. which then became our wholly-owned subsidiary, which is our only subsidiary. Our principal executive offices are located at 1885 West 2100 South, Salt Lake City, Utah 84119, and our telephone number is (801) 839-3500. Our web site address is www.amedica.com. The information on, or that may be accessed through, our web-site is not incorporated by reference into this prospectus and should not be considered a part of this prospectus.

Certain monetary amounts, percentages and other figures included in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be the arithmetic aggregation of the figures that precede them, and figures expressed as percentages in the text may not total 100% or, as applicable, when aggregated may not be the arithmetic aggregation of the percentages that precede them.

“Amedica,” “CSC,” “MC2,” “Valeo,” “Taurus,” and “rethink what’s possible” are registered U.S. trademarks of Amedica Corporation. “US Spine” is a registered U.S. trademark of our subsidiary, US Spine, Inc. All other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners.

Trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or TM symbols for convenience. Such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Unless the context otherwise requires, references in this prospectus to shares of our Common Stock, including prices per share of our Common Stock, and also the exercise prices of outstanding warrants, reflect the 1-for-15 reverse stock split effective as of January 25, 2016, and the 1-for-12 reverse stock split effective as of November 10, 2017.

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PROSPECTUS SUMMARY

Our Business

We are a materials company focused on developing, manufacturing and selling silicon nitride ceramics that are used in medical implants and in a variety of industrial devices. At present, we commercialize silicon nitride in the spine implant market. We believe that our versatile silicon nitride manufacturing expertise positions us favorably to introduce new and innovative devices in the medical and non-medical fields. We also believe that we are the first and only company to commercialize silicon nitride medical implants.

We have received 510(k) regulatory clearance in the United States, a CE mark in Europe, ANVISA approval in Brazil , and ARTG and Prostheses approvals in Australia for a number of our devices that are designed for spinal fusion surgery. To date, more than 33,000 of our silicon nitride devices have been implanted into patients, with a 10-year successful track record. In March 2018, we received clearance from the United States Food and Drug Administration, or FDA, to market a modified novel composite spinal fusion device that combines porous and solid silicon nitride, and is comparable to our commercially-available Valeo®C cervical implants.

We believe that silicon nitride has a superb combination of properties that make it ideally suited for human implantation. Other biomaterials are based on bone grafts, metal alloys, and polymers- all of which have practical limitations. In contrast, silicon nitride has a legacy of success in the most demanding and extreme industrial environments. As a human implant material, silicon nitride offers bone ingrowth, resistance to bacterial infection, resistance to corrosion, superior strength and fracture resistance, and ease of diagnostic imaging, among other advantages.

We market and sell our Valeo brand of silicon nitride implants to surgeons and hospitals in the United States and to selected markets in Europe and South America through more than 50 independent sales distributors who are supported by an in-house sales and marketing management team. These implants are designed for use in cervical (neck) and thoracolumbar (lower back) spine surgery. In 2016, we entered into a 10-year exclusive distribution agreement with Shandong Weigao Orthopaedic Device Company Limited (“Weigao”) to sell Amedica-branded silicon nitride spinal fusion devices within the People’s Republic of China (“China”). Weigao, a large orthopedic company, has expertise in acquiring Chinese Food and Drug Administration (“CFDA”) approval of medical devices, and will assist us in obtaining regulatory approval. Weigao has committed to minimum purchase requirements totaling 225,000 implants in the first six years following CFDA clearance. We are also working with other partners in Japan to obtain regulatory approval for silicon nitride in that country. China and Japan are relevant because historically, ceramic implants are more familiar to, and more readily accepted by surgeons outside the United States, i.e., in Asia and Europe.

In addition to silicon nitride, we also sell metal-based products in the United States that provide surgeons and hospitals with a complete package for spinal surgery. These metal products are designed to address spinal deformity and degenerative conditions. Although these metal products have accounted for approximately 53% and 48% of our product revenues for each of the years ended December 31, 2017 and 2016 , respectively, we remain focused on developing and promoting silicon nitride, and driving its adoption through a scientifically-intense, data-driven strategy.

In addition to direct sales, we have targeted original equipment manufacturer (“OEM”) and private label partnerships in order to accelerate adoption of silicon nitride, both in the spinal space, and also in future markets such as hip and knee replacements, dental, extremities, trauma, and sports medicine. Existing biomaterials, based on plastics, metals, and bone grafts have well-recognized limitations that we believe are addressed by silicon nitride, and we are uniquely positioned to convert existing, successful implant designs made by other companies into silicon nitride. We believe OEM and private label partnerships will allow us to work with a variety of partners, accelerate the adoption of silicon nitride, and realize incremental revenue at improved operating margins, when compared to the cost-intensive direct sales model.

Our current corporate strategy includes the possibility of entering into additional collaborative arrangements with third parties to expand and improve the commercialization of all our products, including our silicon nitride ceramics. Consistent with this strategy, we continue to seek to identify opportunities and, if possible, secure a transaction or transactions relating to our business, including, but not limited to, partnering or other collaborative agreements, a sale of the Company or of assets and/or other strategic arrangements. There can be no assurance that the exploration of strategic alternatives will result in any agreements or transactions, or that, if completed, any agreements or transactions will be successful or on attractive terms. If we are unable to successfully execute a strategic transaction we may be unable to continue as a going concern.

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The Offering

Securities to be offered	12,500 units, each unit consisting of one share of our Series B Preferred Stock and Warrants to purchase shares of our Common Stock at an initial exercise price equal to the Conversion Price (as defined herein), at a public offering price of $1,000 per unit. Each Warrant entitles the holder to purchase one share of our Common Stock. Assuming a Conversion Price of $1.38 per share, the closing price of our Common Stock on the NASDAQ Capital Market on April 24, 2018, each unit shall consist of one share of our Series B Preferred Stock convertible into 797 shares of Common Stock and 797 Warrants, each of which entitles the holder to purchase one share of our Common Stock.

Size of offering	12,500 Units.

Subscription Price	$1,000 per Unit.

Series B Preferred Stock	The Preferred Stock is convertible into shares of Common Stock by dividing the stated value of the Preferred Stock ($1,100) by: (i) for the first 40 trading days following the closing of this offering, $_______ (the “Conversion Price”), (ii) after 40 trading days but prior to the 81st trading day, the lesser of (a) the Conversion Price and (b) 87.5% of the lowest volume weighted average price for our Common Stock as reported at the close of trading on the market reporting trade prices for the Common Stock during the five trading days prior to the 41st trading day, and (iii) after 80 trading days, the lesser of (a) the Conversion Price and (b) 87.5% of the lowest volume weighted average price for our Common Stock as reported at the close of trading on the market reporting trade prices for the Common Stock during the five trading days prior to the date of the notice of conversion. In the case of (ii)(b) and (iii)(b) above, the share price shall not be less than $____.

Forced Conversion of Preferred Stock	Subject to certain ownership limitations as described below and certain equity conditions being met, if during any 30 consecutive trading days, the volume weighted average price of our common stock exceeds $____. and the daily dollar trading volume during such period exceeds $____. per trading day, we shall have the right to force the conversion of the Series B Preferred Stock into Common Stock.

Redemption of Preferred Stock	Subject to the terms of the Certificate of Designation, the Company holds an option to redeem some or all the Series B Preferred Stock at any time after the six-month anniversary of its issuance date at a 25% premium to the stated value of the Series B Preferred Stock subject to the redemption, upon 30 days prior written notice to the holder of the Series B Preferred Stock. The Series B Preferred Stock would be redeemed by the Company for cash.

Warrants	Each Warrant entitles the holder to purchase one share of Common Stock at an exercise price of $____ per share, subject to adjustment, through its expiration five years from the date of issuance. The Warrants will be exercisable for cash, or, solely during any period when a registration statement for the exercise of the Warrants is not in effect, on a cashless basis. The number of Warrants included in each unit shall be equal to the number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock at the Conversion Price.

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Use of proceeds	After deducting fees and expenses and excluding any proceeds received upon exercise of any Warrants, we estimate the net proceeds of the Offering will be approximately $11.3 million. We are required to pay the first approximately $2.5 million of net proceeds to certain lenders pursuant to notes issued January 3, 2018 and January 31, 2018. Remaining proceeds, if any, will be used for general working capital purposes, including satisfaction of current interest and principal payment obligations under the $2.5 million note issued on July 28, 2017 to North Stadium Investments, LLC, a company owned and controlled by Dr. Sonny Bal. See “Use of Proceeds.”

Market for Common Stock	Our Common Stock is listed on Nasdaq under the symbol “AMDA.”

Market for Series B Preferred Stock and Warrants	There is no established public trading market for the Series B Preferred Stock or the Warrants, and we do not expect trading markets to develop. In addition, we do not intend to apply for listing of the Series B Preferred Stock or the Warrants on any securities exchange or recognized trading system.

Risk Factors	An investment in our securities is highly speculative and involves a significant degree of risk. See “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our securities.

Shares of Common Stock outstanding before this offering(1)	4,276,844

(1)	The information above is as of April 16, 2018 and excludes:

●	11,302 shares of Common Stock issuable upon the exercise of stock options outstanding as of April 16, 2018 under the Amedica Corporation Amended and Restated 2012 Equity Incentive Plan, which we call the 2012 Plan, at a weighted average exercise price of $264.26 per share;
●	75,600 additional shares of Common Stock reserved for issuance under the 2012 Plan as of December 31, 2017; 1,503,711 shares of Common Stock issuable upon the exercise of warrants for shares of our Common Stock outstanding as of December 31, 2017, at a weighted-average exercise price of $16.01 per share; and
●	the shares of our Common Stock issuable upon the conversion or exercise, respectively, of the Series B Preferred Stock and Warrants offered hereby.

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INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in other documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of the offering under this prospectus; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules:

●	Our Annual Report on Form 10-K, as amended, for the year ended December 31, 2017 (filed on March 29, 2018);
●	Our Current Reports on Form 8-K filed on January 4, 2018, February 1, 2018, and March 6, 2018; and
●	the description of our common stock, par value $0.01 per share contained in our Registration Statement on Form 8-A, dated and filed with the SEC on February 7, 2014, and any amendment or report filed with the SEC for the purpose of updating the description.

Additionally, all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) prior to effectiveness of this registration statement, and (ii) after the effective date of this registration statement and before the termination or completion of any offering hereunder, shall be deemed to be incorporated by reference into this prospectus from the respective dates of filing of such documents, except that we do not incorporate any document or portion of a document that is “furnished” to the SEC, but not deemed “filed.”

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act, with respect to the securities offered by this prospectus. This prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to us, our common stock and other outstanding securities, reference is made to the registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.

Each person, including any beneficial owner, to whom a prospectus is delivered may obtain a copy of any or all of the documents referred to above, which may have been or may be incorporated by reference into this prospectus, including exhibits, at no cost to you by written or oral request to us at the following address and telephone number: Attention: Corporate Secretary, 1885 West 2100 South, Salt Lake City, UT 84119, telephone (801) 839-3500. The documents referred to above may also be accessed at https://amedica.com.

You may read and copy all or any portion of the registration statement without charge at the public reference room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of the registration statement may be obtained from the SEC at prescribed rates from the public reference room of the SEC at such address. You may obtain information regarding the operation of the public reference room by calling 1-800-SEC-0330. In addition, registration statements and certain other filings made with the SEC electronically are publicly available through the SEC’s web site at http://www.sec.gov. The registration statement, including all exhibits and amendments to the registration statement, has been filed electronically with the SEC.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to us. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

●	our ability to consummate a strategic transaction or continue as a going concern;

●	our ability to achieve sufficient market acceptance of any of our products or product candidates;

●	our ability to enter into and maintain successful OEM arrangements with third parties;

●	our perception of the growth in the size of the potential market for our products and product candidates;

●	our estimate of the advantages of our silicon nitride technology platform;

●	our ability to become a profitable biomaterial technology company;

●	our estimates regarding our needs for additional financing and our ability to obtain such additional financing on suitable terms;

●	our ability to succeed in obtaining FDA clearance or approvals for our product candidates;

●	our ability to receive CE Marks for our product candidates;

●	the timing, costs and other limitations involved in obtaining regulatory clearance or approval for any of our product candidates and product candidates and, thereafter, continued compliance with governmental regulation of our existing products and activities;

●	our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others;

●	our ability to obtain sufficient quantities and satisfactory quality of raw materials to meet our manufacturing needs;

●	the availability of adequate coverage reimbursement from third-party payers in the United States;

●	our estimates regarding anticipated operating losses, future product revenue, expenses, capital requirements and liquidity;

●	our ability to maintain and continue to develop our sales and marketing infrastructure;

●	our ability to enter into and maintain suitable arrangements with an adequate number of distributors;

●	our manufacturing capacity to meet future demand;

●	our ability to establish Kyocera as a secondary manufacturing source for our silicon nitride products;
●	our ability to develop effective and cost-efficient manufacturing processes for our products;

●	our reliance on third parties to supply us with raw materials and our non-silicon nitride products and instruments;

●	the safety and efficacy of products and product candidates;

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●	the timing of and our ability to conduct clinical trials;

●	potential changes to the healthcare delivery systems and payment methods in the United States or internationally;

●	any potential requirement by regulatory agencies that we restructure our relationships with referring surgeons;

●	our ability to develop and maintain relationships with surgeons, hospitals and marketers of our products; and

●	our ability to attract and retain a qualified management team, engineering team, sales and marketing team, distribution team, design surgeons, surgeon advisors and other qualified personnel and advisors.

In some cases, you can identify forward-looking statements by terms such as “may,” “could,” “will,” “should,” “would,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “project” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the heading “Risk Factors” and elsewhere in this prospectus. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements.

Any forward-looking statement in this prospectus reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, industry and future growth. Except as required by law, we assume no obligation to publicly update or revise any forward-looking statements contained in this prospectus, whether as a result of new information, future events or otherwise.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision with respect to our securities, we urge you to carefully consider the following risks and all of the other information set forth in this prospectus and the other risk factors and other information incorporated by reference herein, including the risk factors set forth under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017. Additional risks and uncertainties not presently known or which we consider immaterial as of the date hereof may also have an adverse effect on our business. If any of the matters discussed in the following risk factors were to occur, our business, financial condition, results of operations, cash flows or prospects could be materially adversely affected, the market price of our securities could decline and you could lose all or part of your investment in our securities.

Risks Related to the Offering

There is currently a limited market for our securities, and any trading market that exists in our securities may be highly illiquid and may not reflect the underlying value of our net assets or business prospects.

Although our Common Stock is traded on Nasdaq, there is currently a limited market for our Common Stock and an active market may never develop. Investors are cautioned not to rely on the possibility that an active trading market may develop.

Future sales of our Common Stock may depress our share price.

As of April 16, 2018, we had 4,276,844 shares of our Common Stock outstanding. Sales of a number of shares of Common Stock in the public market or issuances of additional shares pursuant to the exercise of our outstanding warrants, or the expectation of such sales or exercises, could cause the market price of our Common Stock to decline. We may also sell additional shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock in subsequent public or private offerings or other transactions, which may adversely affect the market price of our Common Stock.

Our stockholders may experience substantial dilution in the value of their investment if we issue additional shares of our capital stock.

Our charter allows us to issue up to 250,000,000 shares of our Common Stock and up to 130,000,000 shares of preferred stock. To raise additional capital, we may in the future sell additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock at prices that are lower than the prices paid by existing stockholders, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders, which could result in substantial dilution to the interests of existing stockholders.

We may issue debt and equity securities or securities convertible into equity securities, any of which may be senior to the Preferred Stock being offered in this prospectus and our Common Stock as to distributions and in liquidation, which could negatively affect the value of the Preferred Stock and our Common Stock.

In the future, we may attempt to increase our capital resources by entering into debt or debt-like financing that is unsecured or secured by up to all of our assets, or by issuing additional debt or equity securities, which could include issuances of secured or unsecured notes, additional preferred stock, hybrid securities, or securities convertible into or exchangeable for equity securities. In the event of our liquidation, our lenders and holders of our debt would receive distributions of our available assets before distributions to holders of the Preferred Stock and our Common Stock, and holders of preferred securities would receive distributions of our available assets before distributions to the holders of our Common Stock. Because our decision to incur debt and issue securities in future offerings may be influenced by market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings or debt financings. Further, market conditions could require us to accept less favorable terms for the issuance of our securities in the future.

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Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

Other than amounts required to be paid to certain lenders, our management will have broad discretion as to the use of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of commencement of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest the net proceeds in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flows.

Your interest in our Company may be diluted as a result of this offering.

The shares issuable upon the exercise of the Warrants and conversion of the Preferred Stock to be issued pursuant to the offering will dilute the ownership interest of stockholders not participating in this offering and holders of Warrants and Preferred Stock who have not exercised their Warrants or converted their Preferred Stock.

Further, if you purchase Units in this offering you may suffer immediate and substantial dilution in the net tangible book value of our Common Stock. See “Dilution” in this prospectus for a more detailed discussion of the dilution which may incur in connection with this offering.

This offering may cause the trading price of our Common Stock to decrease.

The number of shares of Common Stock underlying the securities we propose to issue and ultimately will issue if this offering is completed, may result in an immediate decrease in the market price of our Common Stock. This decrease may continue after the completion of this offering. We cannot predict the effect, if any, that the availability of shares for future sale represented by the Warrants and Series B Preferred Stock issued in connection with the offering will have on the market price of our Common Stock from time to time.

Holders of our Series B Preferred Stock and Warrants will have no rights as a common stockholder until such holders convert or exercise their Series B Preferred Stock and Warrants, respectively, and acquire our Common Stock.

Until holders of Series B Preferred Stock and Warrants acquire shares of our Common Stock upon conversion or exercise of the Series B Preferred Stock or Warrants, as the case may be, holders of Series B Preferred Stock and Warrants will have no rights with respect to the shares of our Common Stock underlying such Series B Preferred Stock and Warrants. Upon conversion or exercise of the Series B Preferred Stock or Warrants, as the case may be, the holders thereof will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the conversion or exercise date.

There is no public market for the Series B Preferred Stock or Warrants in this offering.

There is no established public trading market for the Series B Preferred Stock or the Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Series B Preferred Stock or the Warrants on any securities exchange or recognized trading system.

The market price of our Common Stock may never exceed the exercise price of the Warrants issued in connection with this offering.

The Warrants being issued in connection with this offering become exercisable upon issuance and will expire five years from the date of issuance. The market price of our Common Stock may never exceed the exercise price of the Warrants prior to their date of expiration. Any Warrants not exercised by their date of expiration will expire worthless and we will be under no further obligation to the Warrant holder.

Since the Warrants are executory contracts, they may have no value in a bankruptcy or reorganization proceeding.

In the event a bankruptcy or reorganization proceeding is commenced by or against us, a bankruptcy court may hold that any unexercised Warrants are executory contracts that are subject to rejection by us with the approval of the bankruptcy court. As a result, holders of the Warrants may, even if we have sufficient funds, not be entitled to receive any consideration for their Warrants or may receive an amount less than they would be entitled to if they had exercised their Warrants prior to the commencement of any such bankruptcy or reorganization proceeding.

Risks Related to Our Capital Resources and Impairments

Our independent registered public accounting firm has included an explanatory paragraph relating to our ability to continue as a going concern in its report on our audited financial statements. We may be unable to continue to operate without the threat of liquidation for the foreseeable future.

Our report from our independent registered public accounting firm for the year ended December 31, 2017 includes an explanatory paragraph stating that our recurring losses from operations raises substantial doubt about our ability to continue as a going concern. If we are unable to obtain sufficient additional funding, including through this offering, our business, prospects, financial condition and results of operations will be materially and adversely affected and we may be unable to continue as a going concern. In addition, we are continuing to identify strategic opportunities and, if possible, secure a transaction or transactions relating to our business, including, but not limited to, partnering or other collaborative agreements, a sale of the Company or of assets and/or other strategic arrangements. Even if we are able to obtain sufficient additional funding through this offering, we may not be able to continue to operate successfully without entering into a strategic transaction. There can be no assurance that the exploration of strategic alternatives will result in any agreements or transactions, or that, if completed, any agreements or transactions will be successful or on attractive terms. Moreover, our current capital structure may make it difficult to consummate a strategic transaction.

If we are unable to continue as a going concern, we may have to liquidate our assets and may receive less than the value at which those assets are carried on our consolidated financial statements, and it is likely that investors will lose all or a part of their investment. Future reports from our independent registered public accounting firm may also contain statements expressing doubt about our ability to continue as a going concern. If we seek additional financing to fund our business activities in the future and there remains doubt about our ability to continue as a going concern, investors or other financing sources may be unwilling to provide additional funding on commercially reasonable terms or at all.

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USE OF PROCEEDS

We estimate that the net proceeds from the Offering will be approximately $ 11.3 million, after deducting expenses relating to this offering payable by us, including underwriter fees and expenses and excluding any proceeds received upon exercise of any Warrants.

We are required to pay the first approximately $2.5 million of net proceeds to certain lenders pursuant to notes issued January 3, 2018 and January 31, 2018. Remaining proceeds, if any, will be used for general working capital purposes, including satisfaction of current principal and interest payment obligations under the $2.5 million note issued on July 28, 2017 to North Stadium Investments, LLC, a company owned and controlled by Dr. Sonny Bal. We have broad discretion in determining how the remaining proceeds of this offering will be used, and our discretion is not limited by the aforementioned possible uses. Our board of directors believes the flexibility in application of the net proceeds is prudent. See “Risk Factors—Risks Relating to this Offering—Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds and the proceeds may not be invested successfully.”

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DILUTION

Purchasers of Units in the Offering will experience an immediate dilution of the net tangible book value per share of our Common Stock. Our net tangible book value as of December 31, 2017 was approximately $ (3.4) million, or $ (1.11) per share of our Common Stock (based upon 3,028,065 shares of our Common Stock outstanding as of December 31, 2017). Net tangible book value per share is equal to our total tangible assets less our total liabilities, divided by the number of shares of our outstanding Common Stock.

Dilution per share of Common Stock equals the difference between the amount per share of Common Stock paid by purchasers of Units in the Offering (assuming the conversion of shares of Series B Preferred Stock into Common Stock and ascribing no value to the Warrants contained in the Units) and the net tangible book value per share of our Common Stock immediately after the Offering.

Assuming that we issue 12,500 units at a price of  $1,000 per unit, the Series B Preferred Stock sold in this offering has a conversion price of $1.38 per share, the closing price of our common stock on the NASDAQ Capital Market on April 24, 2018, and assuming the conversion of all the shares of Series B Preferred Stock sold in the offering and after deducting the commissions and estimated offering expenses payable by us, our net tangible book value as of December 31, 2017 would have been $ 7.9 million or $ 0.61 per share of our Common Stock. This calculation excludes the proceeds, if any, from the exercise of warrants issued in this offering. This amount represents an immediate increase of net tangible book value to our existing stockholders of $ 1.72 per share and an immediate dilution of $ 0.52 per share to the new investors purchasing securities in this offering.

The following table illustrates this per-share dilution:

Conversion price per share of Series B Preferred Stock contained in a Unit		$1.38
Net tangible book value per share as of December 31, 2017	$(1.11)
Increase in net tangible book value per share attributable to this offering	$1.72
Pro forma net tangible book value per share as of December 31, 2017, after giving effect to the offering		$0.61
Dilution in net tangible book value per share to purchasers in the offering		$0.52

The information above is as of December 31, 2017 and excludes:

●	11,302 shares of Common Stock issuable upon the exercise of stock options outstanding as of December 31, 2017 under the Amedica Corporation Amended and Restated 2012 Equity Incentive Plan, which we call the 2012 Plan, at a weighted average exercise price of $264.26 per share;
●	75,600 additional shares of Common Stock reserved for issuance under the 2012 Plan as of December 31, 2017; 1,503,711 shares of Common Stock issuable upon the exercise of warrants for shares of our Common Stock outstanding as of December 31, 2017, at a weighted-average exercise price of $16.01 per share; and
●	the shares of our Common Stock issuable upon the conversion or exercise, respectively , of the Series B Preferred Stock and Warrants offered hereby.

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MARKET PRICE AND DIVIDEND POLICY

Our shares of Common Stock are currently quoted on The Nasdaq Capital Market under the symbol “AMDA”.

The following table sets forth the high and low sale prices of our Common Stock, as reported by Nasdaq Capital Markets for the periods indicated:

	2018
	High	Low
First Quarter	$4.09	$1.37
Second Quarter (through April 24, 2018)	1.85	1.25

	2017
	High	Low
First Quarter	$8.87	$4.24
Second Quarter	$5.39	$3.15
Third Quarter	$5.24	$3.24
Fourth Quarter	$6.94	$2.89

	2016
	High	Low
First Quarter	$43.44	$13.92
Second Quarter	$33.60	$14.64
Third Quarter	$16.80	$7.20
Fourth Quarter	$13.08	$7.20

Prices listed are adjusted to reflect the reverse stock splits that occurred on January 25, 2016 and November 10, 2017.

Holders of Record

As of March 27 , 2018, we had approximately 376 holders of record of our Common Stock. Because many of our shares of Common Stock are held by brokers and other institutions on behalf of stockholders, this number is not indicative of the total number of stockholders represented by these stockholders of record.

Dividends

We have not declared or paid dividends to stockholders since inception and do not plan to pay cash dividends in the foreseeable future. We currently intend to retain earnings, if any, to finance our growth.

Issuer Purchases of Equity Securities

None

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DESCRIPTION OF SECURITIES

Description of Capital Stock

We are authorized to issue 250,000,000 shares of Common Stock, and 130,000,000 shares of preferred stock, $0.01 par value per share. As of March 27 , 2018, there were 4,276,844 shares of Common Stock outstanding, which were held of record by 376 stockholders, no shares of preferred stock outstanding, 11,302 common stock options outstanding and 1,563,430 common stock warrants outstanding. The following description summarizes the most important terms of our capital stock. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description, you should refer to our restated certificate of incorporation and restated bylaws and to the applicable provisions of the Delaware General Corporation Law.

Common Stock

Holders of our Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, and do not have cumulative voting rights. Accordingly, the holders of a majority of the shares of our Common Stock entitled to vote can elect all of the directors standing for election. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of our Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for dividend payments. All outstanding shares of our Common Stock are fully paid and nonassessable, and the shares of our Common Stock to be sold pursuant to this prospectus will be fully paid and nonassessable. The holders of Common Stock have no preferences or rights of conversion, exchange, pre- emption or other subscription rights. There are no redemption or sinking fund provisions applicable to our Common Stock. In the event of any liquidation, dissolution or winding-up of our affairs, holders of our Common Stock will be entitled to share ratably in our assets that are remaining after payment or provision for payment of all of our debts and obligations and after liquidation payments to holders of outstanding shares of preferred stock, if any.

Preferred Stock

The preferred stock, if issued, may have priority over our Common Stock with respect to dividends and other distributions, including the distribution of assets upon liquidation. Our board of directors has the authority, without further stockholder authorization, to issue from time to time shares of preferred stock in one or more series and to fix the terms, limitations, relative rights and preferences and variations of each series. Other than the shares of Series B Preferred Stock we are issuing pursuant to this Registration Statement, we have no present plans to issue any shares of any other classes of preferred stock, the issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could decrease the amount of earnings and assets available for distribution to the holders of Common Stock, could adversely affect the rights and powers, including voting rights, of the Common Stock, and could have the effect of delaying, deterring or preventing a change in control of us or an unsolicited acquisition proposal.

Description of Units

12,500 units, each unit consisting of one share of our Series B Preferred Stock and Warrants to purchase shares of Common Stock, at an initial exercise price equal to the Conversion Price, at a public offering price of $1,000 per unit. The Series B Preferred Stock is convertible into shares of Common Stock by dividing the stated value of the Series B Preferred Stock ($1,100) by: (i) for the first 40 trading days following the closing of this offering, $_______ (the “Conversion Price”), (ii) after 40 trading days but prior to the 81st trading day, the lesser of  (a) the Conversion Price and (b) 87.5% of the lowest volume weighted average price for our Common Stock as reported at the close of trading on the market reporting trade prices for the Common Stock during the five trading days prior to the 41st trading day, and (iii) after 80 trading days, the lesser of  (a) the Conversion Price and (b) 87.5% of the lowest volume weighted average price for our Common Stock as reported at the close of trading on the market reporting trade prices for the Common Stock during the five trading days prior to the date of the notice of conversion. In the case of (ii)(b) and (iii)(b) above, the share price shall not be less than $_____.

The number of Warrants included in each unit shall be equal to the number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock at the Conversion Price.

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Assuming a Conversion Price of $ 1.38 per share, the closing price of our Common Stock on the NASDAQ Capital Market on April 24 , 2018, each unit shall consist of one share of our Series B Preferred Stock convertible into 797 shares of Common Stock and 797 Warrants, each of which entitles the holder to purchase one share of our Common Stock.

The securities of which the units are composed (the “underlying securities”) are being sold in this offering only as part of the units. However, the units will not be certificated and the underlying securities comprising the units are immediately separable. Each underlying security purchased in this offering will be issued independent of each other underlying security and not as part of a unit. Upon issuance, each underlying security may be transferred independent of any other underlying security, subject to applicable law and transfer restrictions.

Description of Securities Included in this Offering

Series B Preferred Stock

The material terms and provisions of the shares of Series B Preferred Stock being offered pursuant to this prospectus supplement are summarized below. This summary of some provisions of the Series B Preferred Stock is not complete. For the complete terms of the Series B Preferred Stock, you should refer to the certificate of designation (the “Certificate of Designation”) filed as Exhibit 3.5 to the registration statement of which this prospectus forms a part.

Number of Preferred Shares.

Our board of directors plans to designate 12,500 shares of our preferred stock as Series B Preferred Stock, none of which are currently issued and outstanding. The Series B Preferred Stock will be issued in book-entry form and will initially be represented only by one or more global certificates deposited with The Depository Trust Company, or DTC, and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Ranking of Preferred Shares.

The Series B Preferred Stock will rank senior to our Common Stock and other classes of capital stock with respect to redemption, unless the holders of a majority of the outstanding shares of Series B Preferred Stock consent to the creation of parity stock or senior preferred stock. See – “Beneficial Ownership Limitation” below for a description of an additional right that makes the Series B Preferred Stock senior to our Common Stock.

Beneficial Ownership Limitation

Each share of Series B Preferred Stock is convertible at any time at the holder’s option at the Conversion Price. Notwithstanding the foregoing, the Certificate of Designation further provides that we may not effect any conversion of Series B Preferred Shares, with certain exceptions, to the extent that, after giving effect to an attempted conversion, the holder of Series B Preferred Shares (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of shares of Common Stock in excess of 4.99% (or, at the election of the holder, 9.99%) of the shares of our Common Stock then outstanding after giving effect to such conversion , referred to as the Preferred Stock Beneficial Ownership Limitation; provided, however, that upon notice to the Company, the holder may increase or decrease the Preferred Stock Beneficial Ownership Limitation, provided that in no event may the Preferred Stock Beneficial Ownership Limitation exceed 9.99% and any increase in the Preferred Stock Beneficial Ownership Limitation will not be effective until 61 days following notice of such increase from the holder to us.

Forced Conversion.

Subject to certain ownership limitations as described below and certain equity conditions being met, if during any 30 consecutive trading days, the volume weighted average price of our common stock exceeds $____ and the daily dollar trading volume during such period exceeds $____ per trading day, we shall have the right to force the conversion of the Series B Preferred Stock into Common Stock.

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Conversion Price.

The Preferred Stock is convertible into shares of Common Stock by dividing the stated value of the Preferred Stock ( $1,100 ) by: (i) for the first 40 trading days following the closing of this offering, $_______ (the “Conversion Price”), (ii) after 40 trading days but prior to the 81st trading day, the lesser of  (a) the Conversion Price and (b) 87.5% of the lowest volume weighted average price for our Common Stock as reported at the close of trading on the market reporting trade prices for the Common Stock during the five trading days prior to the 41st trading day, and (iii) after 80 trading days, the lesser of  (a) the Conversion Price and (b) 87.5% of the lowest volume weighted average price for our Common Stock as reported at the close of trading on the market reporting trade prices for the Common Stock during the five trading days prior to the date of the notice of conversion. In the case of (ii)(b) and (iii)(b) above, the share price shall not be less than $_____.

The Conversion Price is subject to adjustment for stock splits, stock dividends, distributions of Common Stock or securities convertible, exercisable or exchangeable for Common Stock, subdivisions, combinations and reclassifications. Further, the Conversion Price is subject to full ratchet adjustment if we issue or are deemed to issue additional shares of our Common Stock at a price per share less than the then effective Conversion Price.

Subject to certain exclusions contained in the Certificate of Designation, if the Company in any manner grants or sells any rights, warrants or options and the lowest price per share for which one share of Common Stock is at any time issuable upon the exercise of any such option or upon conversion, exercise or exchange of any Common Stock Equivalents (as defined in the Certificate of Designation) issuable upon exercise of any such option, exercise or exchange of any Common Stock Equivalent issuable upon the exercise of such option or otherwise pursuant to the terms thereof is less than the Conversion Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such option for such price per share. For purposes of this paragraph only, the “lowest price per share for which one share of Common Stock is issuable upon the exercise of any such options or upon conversion, exercise or exchange of any Common Stock Equivalent issuable upon exercise of any such option or otherwise pursuant to the terms thereof” shall be equal to (1) the lower of  (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting or sale of such option, upon exercise of such option and upon conversion, exercise or exchange of any Common Stock Equivalents issuable upon exercise of such option or otherwise pursuant to the terms thereof and (y) the lowest exercise price set forth in such option for which one share of Common Stock is issuable upon the exercise of any such options or upon conversion, exercise or exchange of any Common Stock Equivalents issuable upon exercise of any such option or otherwise pursuant to the terms thereof. Except as contemplated by the terms of the Certificate of Designation, no further adjustment of the Conversion Price shall be made upon the actual issuance of such shares of Common Stock or of such convertible securities upon the exercise of such options or otherwise pursuant to the terms of or upon the actual issuance of such Common Stock Equivalents.

Subject to certain exclusions contained in the Certificate of Designation, if the Company in any manner issues or sells any Common Stock Equivalents and the lowest price per share for which one share of Common Stock is at any time issuable upon the conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof is less than the Conversion Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such convertible securities for such price per share. For purposes of this paragraph only, the “lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof” shall be equal to (1) the lower of  (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale of the Common Stock Equivalent and upon conversion, exercise or exchange of such convertible security or otherwise pursuant to the terms thereof and (y) the lowest conversion price set forth in such convertible security for which one share of Common Stock is issuable upon conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof minus (2) the sum of all amounts paid or payable to the holder of such Common Stock Equivalent (or any other person) upon the issuance or sale of such Common Stock Equivalent plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Common Stock Equivalent (or any other person). Except as contemplated by the terms of the Certificate of Designation, no further adjustment of the Conversion Price shall be made upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Common Stock Equivalents or otherwise pursuant to the terms thereof, and if any such issuance or sale of such Common Stock Equivalents is made upon exercise of any options for which adjustment of the Conversion Price has been or is to be made, except as contemplated by the terms of the Certificate of Designation, no further adjustment of the Conversion Price shall be made by reason of such issuance or sale.

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If the purchase or exercise price provided for in any options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any convertible securities, or the rate at which any convertible securities are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time (other than proportional changes in conversion or exercise prices, as applicable, in connection with stock dividends, splits or combination of outstanding Common Stock) the Conversion Price in effect at the time of such increase or decrease shall be adjusted to the Conversion Price which would have been in effect at such time had such options or convertible securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold. If the terms of any option or convertible security that was outstanding as of the date of issuance of the Preferred Stock and related Warrants are increased or decreased in the manner described in the immediately preceding sentence, then such option or convertible security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

If any option and/or convertible security and/or Adjustment Right is issued in connection with the issuance or sale or deemed issuance or sale of any other securities of the Company (as determined by the holder of Preferred Stock, the “Primary Security”, and such option and/or convertible security and/or Adjustment Right (as defined below), the “Secondary Securities” and together with the Primary Security, each a “unit”), together comprising one integrated transaction, the aggregate consideration per share of Common Stock with respect to such Primary Security shall be deemed to be the lower of  (x) the purchase price of such unit, (y) if such Primary Security is an option and/or convertible security, the lowest price per share for which one share of Common Stock is at any time issuable upon the exercise or conversion of the Primary Security in accordance with the paragraphs above and (z) the lowest volume-weighted average price of the Common Stock on any trading day during the four trading day period immediately following the public announcement of such dilutive issuance. If any shares of Common Stock, options or convertible securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount of consideration received by the Company therefor. If any shares of Common Stock, options or convertible securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company for such securities will be the arithmetic average of the volume-weighted average prices of such security for each of the five (5) trading days immediately preceding the date of receipt. If any shares of Common Stock, options or convertible securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, options or convertible securities (as the case may be). The fair value of any consideration other than cash or publicly traded securities will be determined jointly by the Company and the holder. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five trading days after the tenth day following such Valuation Event by an independent, reputable appraiser jointly selected by the Company and the holder.

“Adjustment Right” means any right granted with respect to any securities issued in connection with, or with respect to, any issuance or sale (or deemed issuance or sale in accordance with the paragraph above) of shares of Common Stock that could result in a decrease in the net consideration received by the Company in connection with, or with respect to, such securities (including, without limitation, any cash settlement rights, cash adjustment or other similar rights).

In addition, holders of Preferred Stock may be eligible to elect an alternative price in the event we issue certain variable price securities.

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Liquidation; Dividends; Repurchases.

In the event of a liquidation, the holders of Series B Preferred Shares are entitled to participate on an as-converted-to-common stock basis with holders of the Common Stock in any distribution of assets of the Company to the holders of the Common Stock. The Certificate of Designation provides, among other things, that we will not pay any dividends on shares of Common Stock (other than dividends in the form of Common Stock) unless and until such time as we pay dividends on each Series B Preferred Share on an as-converted basis. Other than as set forth in the previous sentence, the Certificate of Designation provides that no other dividends will be paid on Series B Preferred Shares and that we will pay no dividends (other than dividends in the form of Common Stock) on shares of Common Stock unless we simultaneously comply with the previous sentence. The Certificate of Designation does not provide for any restriction on the repurchase of Series B Preferred Shares by us while there is any arrearage in the payment of dividends on the Series B Preferred Shares. There are no sinking fund provisions applicable to the Series B Preferred Shares.

Redemption Right

Subject to the terms of the Certificate of Designation, the Company holds an option to redeem some or all of the Series B Preferred Stock at any time after the six month anniversary of its issuance date at a 25% premium to the stated value of the Series B Preferred Stock subject to redemption, upon 30 days prior written notice to the holder of the Preferred Stock. The Series B Preferred Stock would be redeemed by the Company for cash.

Fundamental Transactions.

In the event of any fundamental transaction, as described in the Certificate of Designation and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our Common Stock, then upon any subsequent conversion of the Preferred Stock, the holder will have the right to receive as alternative consideration, for each share of our Common Stock that would have been issuable upon such conversion immediately prior to the occurrence of such fundamental transaction, the number of shares of Common Stock of the successor or acquiring corporation or of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of our Common Stock for which the Preferred Stock is convertible immediately prior to such event.

Voting Rights.

With certain exceptions, as described in the Certificate of Designation, the Series B Preferred Shares have no voting rights. However, as long as any shares of Series B Preferred Shares remain outstanding, the Certificate of Designation provides that we may not, without the affirmative vote of holders of a majority of the then-outstanding Series B Preferred Shares, (a) alter or change adversely the powers, preferences or rights given to the Series B Preferred Shares or alter or amend the Certificate of Designation, (b) increase the number of authorized shares of Series B Preferred Shares, (c) amend our Certificate of Incorporation or other charter documents in any manner that adversely affects any rights of holders of Series B Preferred Shares disproportionately to the rights of holders of our other capital stock, or (d) enter into any agreement with respect to any of the foregoing.

Market and Exchange Listing.

We have not applied, and do not intend to apply, for listing of the shares of Series B Preferred Stock on any securities exchange or other trading system.

Description of Warrants Included in the Units

The material terms and provisions of the Warrants being offered pursuant to this prospectus supplement are summarized below. This summary of some provisions of the Warrants is not complete. For the complete terms of the Warrants, you should refer to the form of Warrant filed as Exhibit 4.27 to the registration statement of which this prospectus forms a part.

Pursuant to a warrant agency agreement between us and American Stock Transfer & Trust Company, LLC, as warrant agent, the Warrants will be issued in book-entry form and will initially be represented only by one or more global Warrants deposited with the warrant agent, as custodian on behalf of The Depository Trust Company, or DTC, and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

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Exercisability, Exercise Price and Term.

Each Unit issued in this offering includes Warrants to purchase shares of our Common Stock at an initial exercise price equal to $ _______ per share. The number of Warrants included in each Unit shall be equal to the number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock at the Conversion Price. Assuming a Conversion Price of  $1.38 per share, the closing price of our Common Stock on the Nasdaq Capital Market on April 24, 2018, each unit shall consist of 797 Warrants, each of which entitles the holder to purchase one share of our Common Stock. The Warrants will be exercisable immediately and will expire on the five-year anniversary of the issuance date. The holder of a Warrant will not be deemed a holder of our underlying Common Stock until the Warrant is exercised, except as set forth in the Warrants.

The exercise price and the number of shares issuable upon exercise of the Warrants is subject to appropriate adjustment, similar to that described with respect to the Series B Preferred Stock above , in the event of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our Common Stock. Subject to certain exclusions contained in the Warrant, the exercise price is also subject to adjustment in the event that we sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or Common Stock Equivalents (as defined in the Warrants), at an effective price per share less than the exercise price then in effect. In addition, Warrant holders may be eligible to elect an alternative price in the event we issue certain variable price securities. The Warrant holders must pay the exercise price in cash upon exercise of the Warrants, unless such Warrant holders are utilizing the cashless exercise provision of the Warrants, which is only available in certain circumstances such as if the underlying shares are not registered with the SEC pursuant to an effective registration statement. We intend to use commercially reasonable efforts to have the registration statement of which this prospectus supplement forms a part effective when the Warrants are exercised.

Fundamental Transactions.

In addition, in the event we consummate a merger or consolidation with or into another person or other reorganization event in which our common shares are converted or exchanged for securities, cash or other property, or we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets or we or another person acquires 50% or more of our outstanding shares of Common Stock, referred to as a fundamental transaction, then following such event, the holders of the Warrants will be entitled to receive upon exercise of the Warrants the same kind and amount of securities, cash or property which the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction. Any successor to us or surviving entity is required to assume the obligations under the warrants. Notwithstanding the foregoing, in the event of a fundamental transaction, the holders will have the option, which may be exercised within 30 days after the consummation of the fundamental transaction, to require the company or the successor entity purchase the Warrant from the holder by paying to the holder an amount of cash equal to the Black Scholes value of the remaining unexercised portion of the warrant on the date of the consummation of the fundamental transaction. However, if the fundamental transaction is not within the company’s control, including not approved by the company’s Board of Directors, the holder will only be entitled to receive from the company or any successor entity, as of the date of consummation of such fundamental transaction, the same type or form of consideration (and in the same proportion), at the Black Scholes value of the unexercised portion of the Warrant, that is being offered and paid to the holders of Common Stock of the company in connection with the fundamental transaction, whether that consideration be in the form of cash, stock or any combination thereof, or whether the holders of Common Stock are given the choice to receive from among alternative forms of consideration in connection with the fundamental transaction.

Upon the holder’s exercise of a Warrant, we will issue the shares of Common Stock issuable upon exercise of the Warrant within two trading days following our receipt of a notice of exercise, provided that payment of the exercise price has been made (unless exercised via the “cashless” exercise provision).

Prior to the exercise of any Warrants to purchase Common Stock, holders of the Warrants will not have any of the rights of holders of the Common Stock purchasable upon exercise, including the right to vote, except as set forth therein.

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Warrant holders may exercise the Warrants only if the issuance of the shares of Common Stock upon exercise of the Warrants is covered by an effective registration statement, or an exemption from registration is available under the Securities Act and the securities laws of the state in which the holder resides. We intend to use commercially reasonable efforts to have the registration statement of which this prospectus supplement forms a part effective when the Warrants are exercised. The Warrant holders must pay the exercise price in cash upon exercise of the Warrants unless there is not an effective registration statement or, if required, there is not an effective state law registration or exemption covering the issuance of the shares underlying the Warrants (in which case, the warrants may only be exercised via a “cashless” exercise provision).

Beneficial Ownership Limitation

The Warrant provides that we may not effect any exercise of the Warrants, with certain exceptions, to the extent that, after giving effect to an attempted exercise, the holder (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of shares of Common Stock in excess of 4.99% (or, at the election of the holder, 9.99%) of the shares of our Common Stock then outstanding after giving effect to such exercise, referred to as the Warrant Beneficial Ownership Limitation; provided, however, that upon notice to the Company, the holder may increase or decrease the Warrant Beneficial Ownership Limitation, provided that in no event may the Warrant Beneficial Ownership Limitation exceed 9.99% and any increase in the Warrant Beneficial Ownership Limitation will not be effective until 61 days following notice of such increase from the holder to us.

Cashless Exercise.

If a Warrant is exercised via the “cashless” exercise provision, the holder will receive the number of shares equal to the quotient obtained by dividing (i) the difference between the VWAP (as determined pursuant to the terms of the Warrants) and the exercise price of the Warrant multiplied by the number of shares issuable under the Warrant if such exercise were by means of a cash exercise by (ii) the VWAP (as determined pursuant to the terms of the Warrants).

Market and Exchange Listing.

We have not applied, and do not intend to apply, for listing of the Warrants on any securities exchange or other trading system.

Description of Warrants to be Issued to the Underwriter

We have also agreed to grant Maxim Group LLC a warrant (the “Maxim Warrant”) to purchase Units equal to 4.0% of the total number of Units sold in the offering and exercisable at 110% of the public offering price of the Units. The Maxim Warrant is exercisable into the Preferred Stock and Warrants to purchase Common Stock included in the Units. The Maxim Warrant is subject to a 180-day lock up pursuant to FINRA Rule 5110(g)(1), exercisable commencing six months after the effective date of the registration statement for this offering and will terminate five years after such effective date, provide for cashless exercise, one demand right at our expense and unlimited “piggyback” rights for a period of five years from the effective date. The Maxim Warrant contains a cashless exercise provision and standard anti-dilution provisions. This summary of the Maxim Warrant is not complete. For the complete terms of the Maxim Warrant, you should refer to the form of Maxim Warrant filed as Exhibit 4.29 to the registration statement of which this prospectus forms a part.

Description of Other Outstanding Securities of the Company

Warrants

As of March 27, 2018, there were warrants outstanding to purchase a total of 1,563,430 shares of our Common Stock, all of which expire between August 2018 and March 2023. Each of these warrants entitles the holder to purchase one share of Common Stock at prices ranging from $2.00 to $9,279.00 per common share, with a weighted average exercise price of $9.04 per share. Certain of these warrants have a net exercise provision under which its holder may, in lieu of payment of the exercise price in cash, surrender the warrant and receive a net number of shares based on the fair market value of our Common Stock at the time of exercise of the warrant after deduction of the aggregate exercise price. Each of these warrants also contains provisions for the adjustment of the exercise price and the aggregate number of shares issuable upon the exercise of the warrant in the event of dividends, share splits, reorganizations, reclassifications and consolidations. 70,426 of these warrants contain a provision requiring a reduction to the exercise price in the event we issue Common Stock, or securities convertible into or exercisable for Common Stock, at a price per share lower than the warrant exercise price, which provision will be triggered by this offering.

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The holders of certain of these warrants have registration rights that are outlined below under the heading “Registration Rights.”

Repricing of Series E Warrants and Issuance of New Warrants

On March 6, 2018, the Company entered into a Warrant Amendment Agreement (the “Amendment Agreement”) with the holders of previously issued Series E Common Stock Purchase Warrants (collectively, the “Series E Investors”).

In connection with that certain Series E Common Stock Purchase Warrant between the Company and Series E Investors dated July 8, 2016, (the “Series E Warrant Agreement”) the Company issued to the Series E Investors warrants to purchase up to 832,000 shares of Common Stock (the “Warrant Shares”) at an exercise price of $12.00 per share, (the “Series E Investor Warrants”). Under the terms of the Amendment Agreement, in consideration of the Series E Investors exercising 668,335 of the Series E Investor Warrants (the “Series E Warrant Exercise”), the exercise price per share of the Series E Investor Warrants was reduced to $2.125 per share. In addition, and as further consideration, the Company issued to the Series E Investors warrants to purchase up to the number of shares of Common Stock equal to 100% of the number of Series E Warrant Shares issued pursuant to the Series E Warrant Exercise at an exercise price per share equal to $2.00 per share, the closing bid price for our Common Stock on March 5, 2018 (the “New Warrants”). The Series E Investors may exercise the remaining 163,665 Series E Investor Warrants at their discretion. In connection with the execution of the Amendment Agreement and issuance of the New Warrants, we are in the process of issu ing to the underwriter a warrant to purchase 10,025 shares of Common Stock at an exercise price of $2.00 per share. This warrant is in the same form as the New Warrants and is exercisable for five years after issuance.

The Amendment Agreement incorporated portions of the Series E Warrant Agreement, which contained customary representations, warranties and covenants by each of the Company and the Series E Investors.

The New Warrants are exercisable for up to five years from the Effective Date. The exercise price and number of shares issuable upon exercise of the New Warrants are subject to adjustment for stock splits, combinations, recapitalization events and certain dilutive issuances. The New Warrants are required to be exercised for cash, provided that if during the term of the New Warrants there is not an effective registration statement under the Securities Act covering the resale of the shares issuable upon exercise of the New Warrants, then the New Warrants may be exercised on a cashless (net exercise) basis. The New Warrant is attached as Exhibit 4.26 to the registration statement of which this prospectus forms a part and is incorporated herein by reference.

Convertible Note and Warrants Issued to L2 Capital LLC

On January 31, 2018, Amedica entered into a securities purchase agreement (the “L2 Purchase Agreement”) with L2 Capital LLC (“L2”). Pursuant to the L2 Purchase Agreement, the Company agreed to sell an original issue discount promissory note in the aggregate principal amount of up to $840,000 (the “L2 Note”) for an aggregate purchase price of up to $750,000 (the “L2 Consideration”) and warrants to purchase up to an aggregate of 68,257 shares of Common Stock of the Company (the “L2 Warrants”).

L2 may pay, in its sole discretion, such additional amounts of the aggregate principal and at such dates as L2 may choose in its sole discretion. The maturity date for each tranche funded shall be six months from the effective date of each payment. The L2 Note bears interest at a rate of 8% per year and a default interest rate of 18% per year. The L2 Note contains a 4.99% beneficial ownership limitation and may be converted by L2 at any time following an event of default. The conversion price of the L2 Note in the event of a default is equal to the product of (i) 0.70 multiplied by (ii) the lowest volume weighted average price, or VWAP, of our Common Stock during the 20 - trading day period ending in L2’s sole discretion on the last complete trading day prior to conversion, or, the conversion date.

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So long as the L2 Note is outstanding, if the Company issues any security that contains any term more favorable to the holder of such security or with a term in favor of the holder of such security that was not similarly provided to L2 of the L2 Note, then, at L2’s option, such term shall become a part of the transaction documents with L2. The types of terms contained in another security that may be more favorable to the holder of such security include, but are not limited to, terms addressing conversion discounts, prepayment rate, conversion look back periods, interest rates, original issue discounts, stock sale price, private placement price per share, and warrant coverage.

Events of default include failure to pay principal or interest on the L2 Note when due, failure to reserve a sufficient number of shares for conversion, appointment of a new auditor, restatement of financial statements, failure to repay the L2 Note in full upon a financing of $10,000,000 or more and other customary events of default. As described in the L2 Note, upon certain events of default, the Company shall be required to immediately pay L2 the product of (i) two multiplied by (ii) an amount equal to 140% (plus an additional 5% per each additional event of default that occurs) multiplied by the then outstanding entire balance of the L2 Note (including principal and accrued and unpaid interest) plus default interest, if any, plus any other amounts owed to L2.

The L2 Note may be prepaid at any time during the 30-day period following the issue date by making a payment of an amount in cash equal to 110% of the amount being repaid, during the 31st and 60th calendar day period from the issue date by making a payment of an amount in cash equal to 120% of the amounts being repaid, and, at any time after the 60th calendar day after the issue date by making a payment of an amount of cash equal to 125% of the amounts being repaid. The Company shall be required to pay certain penalties upon entry into Section 3(a)(10) transactions and Section 3(a)(9) transactions, reverse splits and failures to provide L2 with piggyback registration rights. The Company agreed to use up to 50% of the proceeds received in a new financing of $2,000,000 or more to repay amounts owed under the L2 Note. The L2 Note prohibits the Company from entering into variable rate transactions without L2’s consent. The L2 Note was subsequently amended and restated to make clear that the total number of shares of Common Stock that may be issued under the L2 Note and the L2 Warrant cannot exceed 19.99% of the outstanding shares of Common Stock of the Company without prior approval from the Company’s stockholders. The L2 Note is attached as Exhibit 10.25 to the registration statement of which this prospectus forms a part and is incorporated herein by reference.

The L2 Warrants are exercisable beginning on the date that is six months from the date of issuance and have a term of five years. The exercise price of the L2 Warrants is $2.00 , subject to adjustment as provided therein. If the highest traded price of our Common Stock during the 30 trading days prior to the date of an exercise notice is greater than the exercise price, then L2 may elect to exercise the L2 Warrants pursuant to a cashless exercise if there is no effective registration statement covering the warrant shares. The L2 Warrants have a 4.99% beneficial ownership limitation and the exercise price shall be adjusted in the event of future issuances of Company securities at a price per share below the exercise price. In the event of a fundamental transaction, then, upon any subsequent exercise of the L2 Warrant, the holder has the right to receive the number of shares of Common Stock of the successor entity or of the Company and any additional consideration receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock for which the L2 Warrant is exercisable immediately prior to such event (disregarding any limitation on exercise contained in the L2 Warrant solely for the purpose of such determination).  The L2 Warrant was subsequently amended and restated to make clear that the total number of shares of Common Stock that may be issued under the L2 Note and the L2 Warrant cannot exceed 19.99% of the outstanding shares of Common Stock of the Company without prior approval from the Company’s stockholders. The L2 Warrant is attached as Exhibit 4.24 to the registration statement of which this prospectus is a part and is incorporated herein by reference.

Exchange Notes

On January 3, 2018, the Company and its wholly owned subsidiary US Spine, Inc. entered into an Assignment Agreement (the “Assignment Agreement”) with certain accredited investors (collectively the “Assignees” and each an “Assignee”), Hercules Technology III, L.P. (“HT III”) and Hercules Capital, Inc. (“HC” and, together with HT III, “Hercules”), pursuant to which Hercules assigned to the Assignees all amounts remaining due under the Loan and Security Agreement, dated June 30, 2014, as amended, between the Company and Hercules (the “Loan and Security Agreement”) and (2) the note (the “Hercules Note”) between the Company and Hercules evidencing the amounts due under the Loan and Security Agreement. The total amount assigned by Hercules to the Assignees equals in the aggregate $2,264,623 , which is secured by the same collateral underlying the Loan and Security Agreement. The Company entered into an exchange agreement (the “Exchange Agreement”) with the Assignees, pursuant to which the Company agreed to exchange (the “Exchange”) the Hercules Note held by the Assignees for senior secured convertible promissory notes each in the principal amount of $1,132,311 for an aggregate principal amount of $2,264,623 (the “Exchange Notes”). The Exchange Notes will mature on February 3, 2019.

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The Exchange Notes bear interest at a rate of 15% per annum, with the interest being guaranteed. Prior to the Maturity Date, all interest accrued under the Exchange Notes is payable in cash or, if certain conditions are met, payable in shares of our Common Stock at the Company’s option.

All principal accrued under the Exchange Notes is convertible into shares of Common Stock (“ Exchange Note Conversion Shares”) at the election of the Assignees at any time at a fixed conversion price of $3.87 per share (the “ Exchange Note Conversion Price”). If the entire principal amount under the Exchange Notes is converted to Common Stock at the Exchange Note Conversion Price, the Assignees would receive approximately 585,174 shares of Common Stock.

Upon the occurrence of an event of default, the Assignees are entitled to convert all or any part of their Exchange Note at a conversion price (the “Exchange Note Alternate Conversion Price”) equal to 70% of the lowest traded price of the Common Stock during the ten trading days prior to the conversion date, provided that (i) in no event may the Exchange Note Alternate Conversion Price be less than $1.75 per share and (ii) the Assignees shall not be entitled to receive more than 19.99% of the outstanding Common Stock.

If the maximum amount of principal and interest is converted to Common Stock at the Exchange Note Alternate Conversion Price, the Assignees would receive no more than 605,310 shares of Common Stock.

So long as this Exchange Notes remains outstanding or the Assignees hold any Conversion Shares, the Company is prohibited from entering into any financing transaction pursuant to which the Company sells its securities at a price lower than $1.75 per share. In addition, the Company is prohibited from (i) exchanging any indebtedness or securities of the Company for any other indebtedness or securities of the Company, (ii) cooperating with any person to effect any exchange of indebtedness or securities of the Company in connection with a proposed sale of such securities from an existing holder of such securities to a third party, (iii) reducing or otherwise changing the exercise price, conversion price or exchange price of certain common stock equivalents of the Company or amending any non-convertible indebtedness of the Company to make it convertible into securities of the Company, (iv) issuing or selling any securities either (A) at a conversion, exercise or exchange rate or price that is based upon and/or varies with the trading prices of, or quotations for, Common Stock, or (B) with a conversion, exercise or exchange rate or price that is subject to being reset on one or more occasions at a future date or upon the occurrence of specified events, or (v) entering into any agreement to sell securities at a future determined price, including any equity line of credit or at-the-market offering.

Beginning on January 17, 2018 and continuing on the first trading day of each of the following 11 successive months thereafter, the Company is required to redeem one-twelfth of the face amount of the Exchange Note and guaranteed interest. Each amortization payment is payable in whole or in part in cash equal to 115% of the amortization payment; however, if the Company is in compliance with certain conditions, the Company may elect to pay the amortization payments in Common Stock. The Holder is entitled to accelerate up to three future amortization payments and demand such accelerated amortization payments be made in Common Stock at a separate amortization conversion rate, which is equal to 85% of the average of the three lowest traded prices of the Common Stock during the ten consecutive trading days immediately prior to the applicable payment date of the amortization payment.

The Company has the option to prepay any portion of the principal and accrued but unpaid interest outstanding under the note with a premium payment of 115% of all amounts being prepaid. In the event the Company consummates a public or private offering or other financing or capital-raising transaction of any kind, in which the Company receives gross proceeds of at least $3 million, the Company will be required to pay the Assignees an amount in cash equal to 115% of aggregate of the principal amount of the Exchange Note, any accrued and unpaid interest (including the guaranteed interest mentioned above) and any other amounts payable under the Exchange Note.

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The Exchange Note contains events of default, which, if triggered, will result in certain increased interest rates and other penalties.

The Exchange Notes are attached as Exhibits 10.22 and 10.23 to the registration statement of which this prospectus is a part and are incorporated herein by reference.

Securities Issued to North Stadium Investments, LLC

On July 28, 2017, the Company closed on a $2.5 million term loan (the “North Stadium Loan”) with North Stadium Investments, LLC (“North Stadium”), a company owned and controlled by the Company’s Chief Executive Officer and Chairman of the Board, Dr. Sonny Bal. In connection with the North Stadium Loan, the Company issued to North Stadium a Secured Promissory Note in the amount of $2.5 million (the “North Stadium Note”). The North Stadium Note bears interest at the rate of 10% per annum, requires the Company to make monthly interest only payments for a period of 12 months, and principal and any unpaid accrued interest are due and payable 12 months from the effective date of the North Stadium Note, July 28, 2017. The North Stadium Note is secured by substantially all of the assets of the Company pursuant to a security agreement between the Company and North Stadium dated July 28, 2017, and is junior to other previously existing security interests in such assets. The North Stadium Note is attached as Exhibit 4.22 to the registration statement of which this prospectus forms a part and is incorporated herein by reference.

In connection with the North Stadium Loan and as additional consideration for the North Stadium Loan, the Company issued to North Stadium a warrant to acquire shares of Common Stock with a five-year term (the “North Stadium Warrant”). As a result of the Company’s reverse stock split since the North Stadium Warrant was issued, the North Stadium Warrant is exercisable for 55,000 shares of Common Stock as of the date of this prospectus, at an exercise price of $5.04 per share. The North Stadium Warrant also has a net exercise provision under which the holder may, in lieu of payment of the exercise price in cash, surrender the North Stadium Warrant and receive a net number of shares of Common Stock based on the fair market value of our Common Stock at the time of exercise of the North Stadium Warrant after deduction of the aggregate exercise price. The North Stadium Warrant also contains provisions for the adjustment of the exercise price and the aggregate number of shares of Common Stock issuable upon the exercise of the North Stadium Warrant in the event of dividends, share splits, reorganizations, reclassifications and consolidations. The North Stadium Warrant is attached as Exhibit 4.23 to the registration statement of which this prospectus forms a part and is incorporated herein by reference.

January 2017 Public Offering Warrants

On January 19, 2017, the Company issued Common Stock and warrants in a public offering, with each warrant exercisable for one share of Common Stock. The warrants expire on the five-year anniversary of the closing date. The exercise price is subject to appropriate adjustment in the event of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting the Company’s Common Stock. As a result of the Company’s reverse stock split since the warrants were issued, the warrants are exercisable for 363,750 shares of Common Stock as of the date of this prospectus, at an exercise price of $6.60 per share. The warrants are callable by the Company in certain circumstances.

Subject to limited exceptions, a holder of these warrants will not have the right to exercise any portion of its warrants if the holder (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of shares of our Common Stock in excess of 4.99% (or, at the election of the holder, 9.99%) of the shares of our Common Stock then outstanding after giving effect to such exercise (the “2017 Warrant Beneficial Ownership Limitation”); provided, however, that upon notice to the Company, the holder may increase or decrease the 2017 Warrant Beneficial Ownership Limitation, provided that in no event shall the 2017 Warrant Beneficial Ownership Limitation exceed 9.99% and any increase in the Beneficial Ownership Limitation will not be effective until 61 days following notice of such increase from the holder to us.

The holders of these warrants must pay the exercise price in cash upon exercise of the warrants, unless such holders are utilizing the cashless exercise provision of the warrants, which is only available in certain circumstances such as if the underlying shares are not registered with the SEC pursuant to an effective registration statement. We intend to use commercially reasonable efforts to have the registration statement of which this prospectus forms a part, effective when the warrants are exercised.

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In addition, in the event the Company consummates a merger or consolidation with or into another person or other reorganization event in which our Common Stock is converted or exchanged for securities, cash or other property, or the Company sells, leases, licenses, assigns, transfers, conveys or otherwise disposes of all or substantially all of our assets or the Company or another person acquires 50% or more of the outstanding shares of our Common Stock, then following such event, the holders of the warrants will be entitled to receive upon exercise of the warrants the same kind and amount of securities, cash or property which the holders would have received had they exercised the warrants immediately prior to such fundamental transaction. Any successor to us or surviving entity shall assume the obligations under the warrants.

In the event of a fundamental transaction other than one in which a successor entity that is a publicly traded corporation whose stock is quoted or listed on a trading market assumes the warrant such that the warrant shall be exercisable for the publicly traded common stock of such successor entity, then the Company or any successor entity will pay at the holder’s option, exercisable at any time concurrently with or within 30 days after the consummation of the fundamental transaction, an amount of cash equal to the value of the remaining unexercised portion of the warrants on the date of consummation of the fundamental transaction as determined in accordance with the Black Scholes option pricing model.

Upon the holder’s exercise of a warrant, the Company will issue the shares of Common Stock issuable upon exercise of the warrant within three trading days following the Company’s receipt of a notice of exercise, provided that payment of the exercise price has been made (unless exercised via the “cashless” exercise provision).

Prior to the exercise of a warrant, holders of the warrants will not have any of the rights of holders of our Common Stock purchasable upon exercise, including the right to vote, except as set forth therein.

The form of this warrant is attached as Exhibit 4.21 to the registration statement of which this prospectus forms a part and is incorporated herein by reference.

June 2016 Public Offering and Underwriter Warrants

In July 2016 , the Company sold Class A and Class B Units that consisted of Common Stock and Series E Warrants. The Series E Warrants are exercisable for up to five years after the date of issuance. As of the date of this prospectus, there were 348,623 Series E Warrants outstanding, exercisable for 348,623 shares of our Common Stock, at an exercise price of $12 per share. The Series E warrants are callable by us in certain circumstances.

Subject to limited exceptions, a holder of Series E Warrants does not have the right to exercise any portion of its Series E Warrants if the holder (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of shares of Common Stock in excess of 4.99% (or, at the election of the holder, 9.99%) of the shares of our common stock then outstanding after giving effect to such exercise (the “Series E Beneficial Ownership Limitation”); provided, however, that upon notice to the Company, the holder may increase or decrease the Series E Beneficial Ownership Limitation, provided that in no event shall the Series E Beneficial Ownership Limitation exceed 9.99% and any increase in the Series E Beneficial Ownership Limitation will not be effective until 61 days following notice of such increase from the holder to us.

The exercise price and the number of shares issuable upon exercise of the Series E Warrants is subject to appropriate adjustment in the event of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our Common Stock. The Series E Warrant holders must pay the exercise price in cash upon exercise of the Series E Warrants, unless such Series E Warrant holders are utilizing the cashless exercise provision of the Series E Warrants, which is only available in certain circumstances such as if the underlying shares are not registered with the SEC pursuant to an effective registration statement. We intend to use commercially reasonable efforts to have the registration statement of which this prospectus forms a part, effective when the Series E Warrants are exercised.

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In addition, in the event we consummate a merger or consolidation with or into another person or other reorganization event in which our common shares are converted or exchanged for securities, cash or other property, or we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets or we or another person acquire 50% or more of our outstanding shares of common stock, then following such event, the holders of the Series E Warrants will be entitled to receive upon exercise of the warrants the same kind and amount of securities, cash or property which the holders would have received had they exercised the warrants immediately prior to such fundamental transaction. Any successor to us or surviving entity shall assume the obligations under the Series E Warrants.

In the event of a fundamental transaction approved by our board of directors and other than one in which a successor entity that is a publicly traded corporation whose stock is quoted or listed on a trading market assumes the Series E Warrant such that the Series E Warrant shall be exercisable for the publicly traded Common Stock of such successor entity, then the Company or any successor entity will pay at the holder’s option, exercisable at any time concurrently with or within 30 days after the consummation of the fundamental transaction, an amount of cash equal to the value of the remaining unexercised portion of the Series E Warrants on the date of consummation of the fundamental transaction as determined in accordance with the Black Scholes option pricing model.

Upon the holder’s exercise of a Series E Warrant, we will issue the shares of Common Stock issuable upon exercise of the Series E Warrant within three trading days following our receipt of a notice of exercise, provided that payment of the exercise price has been made (unless exercised via the “cashless” exercise provision).

Prior to the exercise of any Series E Warrants to purchase Common Stock, holders of the Series E Warrants will not have any of the rights of holders of the Common Stock purchasable upon exercise, including the right to vote, except as set forth therein.

The form of Series E Warrant and form of underwriters warrant are attached as Exhibits 4.19 and 4.20 to the registration statement of which this prospectus forms a part and is incorporated herein by reference.

2016 Debt Exchange Warrants

On April 4, 2016, the Company entered into an exchange agreement (the “Riverside Exchange Agreement”) with Riverside Merchant Partners, LLC (“Riverside”), pursuant to which the Company agreed to exchange $1,000,000 of the principal amount outstanding under the term loan held by Riverside for a subordinated convertible promissory note in the principal amount of $1,000,000 and a warrant (the “First Riverside Warrant”) (the “Riverside Exchange”). In addition, pursuant to the terms and conditions of the Riverside Exchange Agreement, the Company and Riverside exchanged an additional $2,000,000 of the principal amount of the term loan for an additional subordinated convertible promissory note in the principal amount of up to $2,000,000 and an additional warrant (the “Second Riverside Warrant” and, together with the First Exchange Warrant, the “Riverside Warrants”). As a result of the Company’s reverse stock split since the Riverside Warrants were issued, the First Riverside Warrant is exercisable for 8,333 shares of Common Stock as of the date of this prospectus, at an exercise price of $19.56 per share, and the Second Riverside Warrant is exercisable for 8,333 shares of Common Stock as of the date of this prospectus, at an exercise price of $19.92 per share.

The Riverside Warrants are exercisable until the five-year anniversary of six months after the date of issuance of the Riverside Warrants. The Riverside Warrants have a net exercise provision under which the holder may, in lieu of payment of the exercise price in cash, surrender the warrant and receive a net number of shares of Common Stock based on the fair market value of our Common Stock at the time of exercise of the Riverside Warrants after deduction of the aggregate exercise price. The Riverside Warrants also contain provisions for the adjustment of the exercise price and the aggregate number of shares of Common Stock issuable upon the exercise of the Riverside Warrants in the event of dividends, share splits, reorganizations, reclassifications and consolidations.

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In the event of a fundamental transaction approved by our board of directors, including but not limited to a transaction in which the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another person or group of persons whereby such other person or group acquires more than 50% of the outstanding shares of our Common Stock (not including any shares of Common Stock held by the other person or other persons making or party to, or associated or affiliated with the other persons making or party to, such stock or share purchase agreement or other business combination), other than one in which a successor entity that is a publicly traded corporation whose stock is quoted or listed on a trading market assumes the warrant such that the warrant shall be exercisable for the publicly traded common stock of such successor entity, then the Company or any successor entity will pay at the holder’s option, exercisable at any time concurrently with or within 30 days after the consummation of the fundamental transaction, an amount of cash equal to the value of the remaining unexercised portion of the warrants on the date of consummation of the fundamental transaction as determined in accordance with the Black Scholes option pricing model.

The form of Riverside Warrant is attached as Exhibit 4.18 to the registration statement of which this prospectus forms a part and is incorporated herein by reference.

Westlake Securities Warrants – 2016

As compensation paid in connection with the consummation of a private placement in 2016, the Company issued a warrant to Westlake Securities LLC on January 28, 2016 (the “2016 Westlake Warrant”). The 2016 Westlake Warrant is exercisable for five years after the date of issuance. As a result of the Company’s reverse stock splits the 2016 Westlake Warrant is exercisable for 6,250 shares of Common Stock as of the date of this prospectus at an exercise price of $23.40 per share. The 2016 Westlake Warrant has a net exercise provision under which the holder may, in lieu of payment of the exercise price in cash, surrender the warrant and receive a net number of shares of Common Stock based on the fair market value of our Common Stock at the time of exercise of the warrant after deduction of the aggregate exercise price. The 2016 Westlake Warrant contains provisions for the adjustment of the exercise price and the aggregate number of shares of Common Stock issuable upon the exercise of the warrant in the event of dividends, share splits, reorganizations, reclassifications and consolidations. The 2016 Westlake Warrant is attached as Exhibit 4.30 to the registration statement of which this prospectus is a part and are incorporated herein by reference.

2015 Series A Warrants

On September 11, 2015, the Company closed a concurrent public and private offering (the “2015 Offerings”) of Common Stock and Series A, Series B and Series C Warrants. The Series B and Series C Warrants have since been either fully exercised or expired in accordance with their terms, and only 8,333 Series A Warrants remain outstanding as of the date of this prospectus. On December 11, 2015, the Company entered into an Amended and Restated Series A Warrant (the “Series A Warrant Amendment”) with each of the holders of the Series A Warrants (each an “Investor”). The Series A Warrants are exercisable on a cashless basis, subject to certain conditions. As a result of the Company’s reverse stock splits since this warrant was issued, the outstanding Series A Warrants are exercisable for 8,333 shares of Common Stock as of the date of this prospectus, at an exercise price of $18.00 per share. The Series A Warrant also contains provisions for the adjustment of the exercise price and the aggregate number of shares of Common Stock issuable upon the exercise of the warrant in the event of dividends, share splits, reorganizations, reclassifications and consolidations. The Series A Warrant prohibits the Company from entering into variable rate transactions without the holder’s consent.

In the event of a fundamental transaction approved by our board of directors, including but not limited to a transaction in which the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another person or group of persons whereby such other person or group acquires more than 50% of the outstanding shares of our Common Stock (not including any shares of Common Stock held by the other person or other persons making or party to, or associated or affiliated with the other persons making or party to, such stock or share purchase agreement or other business combination), other than one in which a successor entity that is a publicly traded corporation whose stock is quoted or listed on a trading market assumes the warrant such that the warrant shall be exercisable for the publicly traded common stock of such successor entity, then the Company or any successor entity will pay at the holder’s option, exercisable at any time concurrently with or within 30 days after the consummation of the fundamental transaction, an amount of cash equal to the value of the remaining unexercised portion of the warrants on the date of consummation of the fundamental transaction as determined in accordance with the Black Scholes option pricing model.

As compensation paid in connection with the consummation of the 2015 Offerings, the Company issued a warrant to Ladenburg Thalmann & Co. Inc. on September 11, 2015 (the “Ladenburg Warrant”), who acted as placement agent for the 2015 Offerings. As a result of the Company’s reverse stock split since the Ladenburg Warrant was issued, the Ladenburg Warrant is exercisable for 3,645 shares of Common Stock as of the date of this prospectus, at an exercise price of $84.60 per share. The Ladenburg Warrant is exercisable from March 12, 2016 until September 8, 2020. The Ladenburg Warrant has a net exercise provision under which the holder may, in lieu of payment of the exercise price in cash, surrender the warrant and receive a net number of shares of Common Stock based on the fair market value of our Common Stock at the time of exercise of the Ladenburg Warrant after deduction of the aggregate exercise price. The Ladenburg Warrant also contains provisions for the adjustment of the exercise price and the aggregate number of shares of Common Stock issuable upon exercise of the Ladenburg Warrant in the event of dividends, share splits, reorganizations, reclassifications and consolidations.

In the event of a fundamental transaction approved by our board of directors, including but not limited to a transaction in which the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another person or group of persons whereby such other person or group acquires more than 50% of the outstanding shares of our Common Stock (not including any shares of Common Stock held by the other person or other persons making or party to, or associated or affiliated with the other persons making or party to, such stock or share purchase agreement or other business combination), other than one in which a successor entity that is a publicly traded corporation whose stock is quoted or listed on a trading market assumes the warrant such that the warrant shall be exercisable for the publicly traded common stock of such successor entity, then the Company or any successor entity will pay at the holder’s option, exercisable at any time concurrently with or within 30 days after the consummation of the fundamental transaction, an amount of cash equal to the value of the remaining unexercised portion of the warrants on the date of consummation of the fundamental transaction as determined in accordance with the Black Scholes option pricing model.

The Series A Warrant and the Ladenburg Warrant are attached as Exhibits 4.17 and 4.31, respectively, to the registration statement of which this prospectus forms a part and is incorporated herein by reference.

2014 Warrant Issued to Hercules Technology III, L.P.

On June 30, 2014, the Company and its subsidiary entered into a Loan and Security Agreement with Hercules Technology Growth Capital, Inc. and Hercules Technology III, L.P. In connection with this agreement, the Company issued a warrant to Hercules Technology III, L.P. to purchase shares of Common Stock. As a result of the Company’s reverse stock splits since this warrant was issued and certain subsequent issuances of other securities below the original exercise price of this warrant, this warrant is exercisable for 8,602 shares of Common Stock as of the date of this prospectus, at an exercise price of $18.00 per share. This warrant contains a provision requiring a reduction to the exercise price in the event we issue Common Stock, or securities convertible into or exercisable for Common Stock, at a price per share lower than the warrant exercise price. This warrant also has a net exercise provision under which the holder may, in lieu of payment of the exercise price in cash, surrender the warrant and receive a net number of shares of Common Stock based on the fair market value of our Common Stock at the time of exercise of the warrant after deduction of the aggregate exercise price. The warrant also contains provisions for the adjustment of the exercise price and the aggregate number of shares of Common Stock issuable upon the exercise of the warrant in the event of dividends, share splits, reorganizations, reclassifications and consolidations. This warrant is attached as Exhibit 4.11 to the registration statement of which this prospectus forms a part and is incorporated herein by reference.

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2014 Unit Purchase Option and Related Warrants

In connection with a public offering of units, with each unit consisting of one share of Common Stock and one warrant to purchase multiple shares of Common Stock in December 2014 we issued to Dawson James Securities, Inc. a Unit Purchase Option (the “Unit Purchase Option”) to purchase units. The Unit Purchase Option is exercisable until five years from the date of issuance. As a result of the Company’s reverse stock splits since these units were issued, this Unit Purchase Option is exercisable for 3,178 units as of the date of this prospectus, at an exercise price of $256.56 per unit. The Unit Purchase Option also has a net exercise provision under which the holder may, in lieu of payment of the exercise price in cash, surrender the Unit Purchase Option and receive a net number of units based on the fair market value of the units at the time of exercise of the Unit Purchase Option after deduction of the aggregate exercise price. The Unit Purchase Option also contains provisions for the adjustment of the exercise price and the aggregate number of units issuable upon the exercise of the Unit Purchase Option in the event of dividends, share splits, reorganizations, reclassifications and consolidations. The form of the Unit Purchase Option is attached as Exhibit 4.13 to the registration statement of which this prospectus forms a part and is incorporated herein by reference.

The warrants issuable upon exercise of the Unit Purchase Option terminate on the fifth anniversary of the date of issuance. As a result of the Company’s reverse stock splits, these warrants now have an exercise price of $256.56 per share. The number of shares of Common Stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price. This warrant contains a provision requiring a reduction to the exercise price in the event we issue Common Stock, or securities convertible into or exercisable for Common Stock, at a price per share lower than the warrant exercise price.

Cashless Exercise Provision. Holders may exercise warrants by paying the exercise price in cash or, in lieu of payment of the exercise price in cash, at any time 120 days after issuance, by electing to receive a cash payment from us equal to the Black Scholes Value (as defined below) of the number of shares the holder elects to exercise (the “Black Scholes Payment”); provided that we have discretion as to whether to deliver the Black Scholes Payment or, subject to meeting certain conditions, to deliver a number of shares of our common stock determined according to the following formula:

Total Shares = (A x B) / C

Where:

●	Total Shares is the number of shares of common stock to be issued upon a cashless exercise
●	A is the total number of shares with respect to which the warrant is then being exercised.
●	B is the Black Scholes Value (as defined below).
●	C is the closing bid price of our common stock as of two trading days prior to the time of such exercise.

As defined in the warrants, “Black Scholes Value” means the Black Scholes value of an option for one share of our common stock at the date of the applicable Black Scholes Payment or cashless exercise, as such Black Scholes value is determined, calculated using the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg utilizing (i) an underlying price per share equal to the closing bid price of the Common Stock as of trading day immediately preceding the date of issuance of the warrant, (ii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of the warrant as of the applicable Black Scholes Payment or cashless exercise, (iii) a strike price equal to the exercise price in effect at the time of the applicable Black Scholes Payment or cashless exercise, (iv) an expected volatility equal to 135% and (v) a remaining term of such option equal to five (5) years (regardless of the actual remaining term of the warrant).

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If, at any time a warrant is outstanding, the Company consummates any fundamental transaction, as described in the warrants and generally including any consolidation or merger into another corporation, or the sale of all or substantially all of our assets, or other transaction in which our Common Stock is converted into or exchanged for other securities or other consideration, the holder of any warrants will thereafter receive, the securities or other consideration to which a holder of the number of shares of Common Stock then deliverable upon the exercise or exchange of such warrants would have been entitled upon such consolidation or merger or other transaction. Notwithstanding the foregoing, in connection with a fundamental transaction, at the request of a holder of warrants we will be required to purchase the warrant from the holder by paying to the holder cash in an amount equal to the Black Scholes value of the warrant, as described in such warrant. The form of this warrant is attached as Exhibit 4.12 to the registration statement of which this prospectus is a part and is incorporated herein by reference.

Kipke Warrant

As compensation paid in connection with the consummation of a bridge financing in 2014, the Company issued a warrant to purchase shares of Common Stock to Karl Kipke, who acted as a financial advisor in the bridge financing. As a result of the Company’s reverse stock splits this warrant is exercisable for 139 shares of Common Stock as of the date of this prospectus, at an exercise price of $205.20 per share. The warrant has a net exercise provision under which the holder may, in lieu of payment of the exercise price in cash, surrender the warrant and receive a net number of shares of Common Stock based on the fair market value of our Common Stock at the time of exercise of the warrant after deduction of the aggregate exercise price. The form of this warrant is attached as Exhibit 4.25 to the registration statement of which this prospectus is a part and is incorporated herein by reference.

Westlake Securities Warrants - 2014

As compensation paid in connection with the consummation of two private placements in 2014, the Company issued two warrants to Westlake Securities LLC (the “2014 Westlake Warrants”). The first 2014 Westlake Warrant was issued September 17, 2014, and the second 2014 Westlake Warrant was issued November 12, 2014. The 2014 Westlake Warrants are each exercisable for five years after the date of issuance. As a result of the Company’s reverse stock splits the first 2014 Westlake Warrant is exercisable for 278 shares of Common Stock as of the date of this prospectus at an exercise price of $154.80 per share, and the second 2014 Westlake Warrant is exercisable for 833 shares of Common Stock as of the date of this prospectus at an exercise price of $225.00 per share. The 2014 Westlake Warrants have a net exercise provision under which the holder may, in lieu of payment of the exercise price in cash, surrender the warrant and receive a net number of shares of Common Stock based on the fair market value of our Common Stock at the time of exercise of the warrant after deduction of the aggregate exercise price. Each of the 2014 Westlake Warrants contains provisions for the adjustment of the exercise price and the aggregate number of shares of Common Stock issuable upon the exercise of the warrant in the event of dividends, share splits, reorganizations, reclassifications and consolidations. These 2014 Westlake Warrants are attached as Exhibits 4.15 and 4.16 to the registration statement of which this prospectus is a part and are incorporated herein by reference.

2013 Private Placement Warrants

On August 30, 2013 and September 20, 2013, the Company issued and sold a total of 94.8 units, with each unit consisting of 50,000 shares of Series F convertible preferred stock and a warrant to acquire 25,000 shares of Common Stock at an exercise price of $1.00 per share, to 45 accredited investors at $100,000 per unit for an aggregate purchase price of $9,480,000. The purchase of these units resulted in the issuance of warrants to purchase 2,370,000 shares of Common Stock. These warrants are exercisable until five years from the date of issuance. As a result of the reverse stock splits which occurred in February 2013, January 2015 and November 2017, since these warrants were issued and certain subsequent issuances of securities below the original exercise price of this warrant, these warrants are exercisable for 512 shares of Common Stock as of the date of this prospectus, at an exercise price of $2.00 per share. These warrants contain a provision requiring a reduction to the exercise price in the event we issue Common Stock, or securities convertible into or exercisable for Common Stock, at a price per share lower than the warrant exercise price. These warrants also have a net exercise provision under which the holder may, in lieu of payment of the exercise price in cash, surrender the warrant and receive a net number of shares of Common Stock based on the fair market value of our Common Stock at the time of exercise of the warrant after deduction of the aggregate exercise price. Each of these warrants also contains provisions for the adjustment of the exercise price and the aggregate number of shares of Common Stock issuable upon the exercise of the warrant in the event of dividends, share splits, reorganizations, reclassifications and consolidations. The form of these warrants and the amendment thereto are attached as Exhibits 4.7 and 4.8 to the registration statement of which this prospectus is a part and are incorporated herein by reference.

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In connection with this offering, the Company also issued warrants to purchase shares of Common Stock to TGP Securities, Inc. These warrants are exercisable until five years from the date of issuance. As a result of the Company’s reverse stock splits since these warrants were issued and certain subsequent issuances of securities below the original exercise price of these warrants, these warrants are exercisable for 52 shares of Common Stock as of the date of this prospectus, at an exercise price of $2.00 per share. These warrants contain a provision requiring a reduction to the exercise price in the event we issue Common Stock, or securities convertible into or exercisable for Common Stock, at a price per share lower than the warrant exercise price. These warrants also have a net exercise provision under which the holder may, in lieu of payment of the exercise price in cash, surrender the warrant and receive a net number of shares of Common Stock based on the fair market value of our Common Stock at the time of exercise of the warrant after deduction of the aggregate exercise price. Each of these warrants also contains provisions for the adjustment of the exercise price and the aggregate number of shares of Common Stock issuable upon the exercise of the warrant in the event of dividends, share splits, reorganizations, reclassifications and consolidations. The form of these warrants and the amendment thereto are attached as Exhibits 4.9 and 4.10 to the registration statement of which this prospectus is a part and are incorporated herein by reference.

Outstanding December 2012 Warrants

On December 17, 2012, in connection with entering into a commercial lending transaction, we issued warrants to purchase a total of 270,000 shares of our Series F convertible preferred stock to two of our institutional lenders. These warrants are exercisable for ten years after the date of issuance. As a result of the Company’s reverse stock splits since these warrants were issued and other corporate changes, these warrants are exercisable for 375 shares of Common Stock as of the date of this prospectus, at an exercise price of $9,279.00 per share. These warrants have a net exercise provision under which the holder may, in lieu of payment of the exercise price in cash, surrender the warrant and receive a net number of shares of Common Stock based on the fair market value of our Common Stock at the time of exercise of the warrant after deduction of the aggregate exercise price. Each of these warrants also contains provisions for the adjustment of the exercise price and the aggregate number of shares of Common Stock issuable upon the exercise of the warrant in the event of dividends, share splits, reorganizations, reclassifications and consolidations. These warrants are attached as Exhibits 4.2 and 4.3 to the registration statement of which this prospectus is a part and are incorporated herein by reference.

2011 Private Placement Warrants

On March 4, 2011 and May 9, 2011, in connection with certain convertible promissory notes that are no longer outstanding, the Company issued warrants to purchase an aggregate of 7,443,750 shares of Common Stock. These warrants are exercisable until seven years from the date of issuance. As a result of the Company’s reverse stock splits since these warrants were issued and certain subsequent issuances of securities below the original exercise price of these warrants, these warrants are exercisable for 1,605 shares of Common Stock as of the date of this prospectus, at an exercise price of $2.00 per share. These warrants contain a provision requiring a reduction to the exercise price in the event we issue Common Stock, or securities convertible into or exercisable for Common Stock, at a price per share lower than the warrant exercise price. These warrants also have a net exercise provision under which the holder may, in lieu of payment of the exercise price in cash, surrender the warrant and receive a net number of shares of Common Stock based on the fair market value of our Common Stock at the time of exercise of the warrant after deduction of the aggregate exercise price. Each of these warrants also contains provisions for the adjustment of the exercise price and the aggregate number of shares of Common Stock issuable upon the exercise of the warrant in the event of dividends, share splits, reorganizations, reclassifications and consolidations. The form of these warrants and the amendments thereto are attached as Exhibits 4.4, 4.5 and 4.6 to the registration statement of which this prospectus is a part and are incorporated herein by reference.

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Registration Rights

We have entered into various agreements with holders of shares of our Common Stock and warrants to acquire shares of our Common Stock that under certain circumstances require us to register with the SEC such common shares and the common shares issuable upon exercise of the warrants. These registration rights are generally subject to certain conditions and limitations, including our right to limit the number of shares included in any such registration under certain circumstances. We are generally required to pay all expenses incurred in connection with registrations effected in connection with the registration rights, excluding selling expenses such as broker commissions and underwriting discounts. The registration rights may be transferred to any transferee or assignee of the holder of such registrations rights who agrees to be bound by the terms of the registration rights agreement.

Furthermore, the terms of the agreements generally provide that we will not be required to maintain the effectiveness of any registration statement, or file another registration statement, with respect to any registrable securities that are not subject to the current public information requirement under Rule 144 and that are eligible for resale without volume or manner-of-sale restrictions.

Piggyback Rights. Pursuant to the terms of the warrant issued to Hercules Technology III, L.P. (“Hercules Technology”) on June 30, 2014 (the “Hercules Warrant”), if at any time while the Hercules Warrant is outstanding we file a registration statement under the Securities Act to register the sale of any of our securities, we will be required to include in such registration statement the shares of Common Stock underlying the Hercules Warrant. In connection with the filing of this registration statement, Hercules Technology granted us a waiver of these piggyback registration rights. We have obtained a waiver from Hercules Technology for this registration statement.

Pursuant to the terms of the Unit Purchase Option, if at any time while the Unit Purchase Option is outstanding we file a registration statement under the Securities Act to register the sale of any of our securities , we will be required to include in such registration statement the shares of Common Stock underlying the Unit Purchase Option .

Generally, the foregoing piggyback registration rights do not apply to registrations of our securities that we initiate that are (i) issuable in connection with our acquisition of another entity or business or (ii) incidental to any of our equity compensation, employee stock purchase or other employee benefit plans or any sales agent/distributor equity incentive program that we may implement.

Pursuant to the terms of the warrant issued in connection with a promissory note we issued on January 31, 2018, we agreed to include in the next registration statement we file with the SEC (and on each subsequent registration statement thereafter) all shares issuable upon exercise of the warrant. Failure to do so will result in liquidated damages of 25% of the outstanding principal balance of the note, but not less than Fifteen Thousand and No/100 United States Dollars ($15,000). We have obtained a waiver from the holder of the promissory note for this registration statement.

Effects of Anti-Takeover Provisions of Our Restated Certificate of Incorporation, Our Restated Bylaws and Delaware Law

The provisions of (1) Delaware law, (2) our restated certificate of incorporation and (3) our restated bylaws discussed below could discourage or make it more difficult to prevail in a proxy contest or effect other change in our management or the acquisition of control by a holder of a substantial amount of our voting stock. It is possible that these provisions could make it more difficult to accomplish, or could deter, transactions that stockholders may otherwise consider to be in their best interests or our best interests. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by the board of directors and to discourage certain types of transactions that may involve an actual or threatened change in control of our company. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. These provisions also are intended to discourage certain tactics that may be used in proxy fights. These provisions also may have the effect of preventing changes in our management.

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Delaware Statutory Business Combinations Provision. We are subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. For purposes of Section 203, a “business combination” is defined broadly to include a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and, subject to certain exceptions, an “interested stockholder” is a person who, together with his or her affiliates and associates, owns (or within three years prior, did own) 15% or more of the corporation’s voting stock.

Classified Board of Directors; Appointment of Directors to Fill Vacancies; Removal of Directors for Cause. Our restated certificate of incorporation provides that our board of directors will be divided into three classes as nearly equal in number as possible. Each year the stockholders will elect the members of one of the three classes to a three-year term of office. All directors elected to our classified board of directors will serve until the election and qualification of their respective successors or their earlier resignation or removal. The board of directors is authorized to create new directorships and to fill any positions so created and is permitted to specify the class to which any new position is assigned. The person filling any of these positions would serve for the term applicable to that class. The board of directors (or its remaining members, even if less than a quorum) is also empowered to fill vacancies on the board of directors occurring for any reason for the remainder of the term of the class of directors in which the vacancy occurred. Members of the board of directors may only be removed for cause and only by the affirmative vote of holders of at least 75% of our outstanding voting stock. These provisions are likely to increase the time required for stockholders to change the composition of the board of directors. For example, in general, at least two annual meetings will be necessary for stockholders to effect a change in a majority of the members of the board of directors.

Authorization of Blank Check Preferred Stock. Our restated certificate of incorporation provides that our board of directors is authorized to issue, without stockholder approval, blank check preferred stock. Blank check preferred stock can operate as a defensive measure known as a “poison pill” by diluting the stock ownership of a potential hostile acquirer to prevent an acquisition that is not approved by our board of directors.

Advance Notice Provisions for Stockholder Proposals and Stockholder Nominations of Directors. Our restated bylaws provide that, for nominations to the board of directors or for other business to be properly brought by a stockholder before a meeting of stockholders, the stockholder must first have given timely notice of the proposal in writing to our Secretary. For an annual meeting, a stockholder’s notice generally must be delivered not less than 90 days nor more than 120 days prior to the anniversary of the mailing date of the proxy statement for the previous year’s annual meeting. For a special meeting, the notice must generally be delivered no less than 60 days nor more than 90 days prior to the special meeting or ten days following the day on which public announcement of the meeting is first made. Detailed requirements as to the form of the notice and information required in the notice are specified in our restated bylaws. If it is determined that business was not properly brought before a meeting in accordance with our bylaw provisions, this business will not be conducted at the meeting.

Special Meetings of Stockholders. Special meetings of the stockholders may be called only by our board of directors pursuant to a resolution adopted by a majority of the total number of directors.

No Stockholder Action by Written Consent. Our restated certificate of incorporation does not permit our stockholders to act by written consent. As a result, any action to be effected by our stockholders must be effected at a duly called annual or special meeting of the stockholders.

Super-Majority Stockholder Vote required for Certain Actions. The Delaware General Corporation Law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless the corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our restated certificate of incorporation requires the affirmative vote of the holders of at least 80% of our outstanding voting stock to amend or repeal any of the provisions discussed in this section of this prospectus entitled “Effect of Anti-Takeover Provisions of Our Restated Certificate of Incorporation, Our Restated Bylaws and Delaware Law” or to reduce the number of authorized shares of common stock or preferred stock. This 80% stockholder vote would be in addition to any separate class vote that might in the future be required pursuant to the terms of any preferred stock that might then be outstanding. A 80% vote is also required for any amendment to, or repeal of, our restated bylaws by the stockholders. Our restated bylaws may be amended or repealed by a simple majority vote of the board of directors.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is American Stock Transfer and Trust Company, LLC. The transfer agent and the registrar’s address is 59 Maiden Lane, New York, New York 10038.

Listing

Our Common Stock trades on The Nasdaq Capital Market under the symbol “AMDA.”

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UNDERWRITING

We have entered into an underwriting agreement with Maxim Group LLC with respect to the Units subject to this offering. Subject to certain conditions, we have agreed to sell to the underwriter, and the underwriter has agreed to purchase, the number of Units provided below opposite its name.

Underwriter	Number of Units
Maxim Group LLC
Total

The underwriter is offering the Units subject to its acceptance of the Units from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriter to pay for and accept delivery of the Units offered by this prospectus are subject to the approval of certain legal matters by its counsel and to certain other conditions. The underwriter is obligated to take and pay for all of the Units if any such Units are taken.

The underwriter has advised us that it proposes to offer the Units to the public at the respective public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of $ per Unit. After this offering, the public offering price and concession to dealers may be changed by the representative. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus. The Units are offered by the underwriter as stated herein, subject to receipt and acceptance by it and subject to its right to reject any order in whole or in part. The underwriter has informed us that it does not intend to confirm sales to any accounts over which it exercises discretionary authority.

Underwriting Discounts and Expenses

The following table summarizes the public offering price, underwriting discount and proceeds before expenses to us:

	Per Unit	Total
Public offering price	$1,000	$12,500,000
Underwriting discount	70	875,000
Proceeds to us (before expenses)	$930	$11,625,000

In connection with this offering, we have agreed to pay fees to Maxim Group LLC as underwriter a cash fee equal to 7.0% of the gross proceeds received by us in the offering. We also agreed to a non-accountable expense allowance of up to $100,000. We have also agreed to grant Maxim Group LLC a Warrant to purchase Units equal to 4.0% of the total number of Units sold in the offering and exercisable at 110% of the public offering price of the Units. The warrants to purchase Units are exercisable into the Preferred Stock and Warrants to purchase Common Stock included in the Units. The Maxim Group Warrant is subject to a 180-day lock up pursuant to FINRA Rule 5110(g)(1), exercisable commencing six months after the effective date of the registration statement for this offering and will terminate five years after such effective date, provide for cashless exercise, one demand right at our expense and unlimited “piggyback” rights for a period of five years from the effective date.

In connection with the execution of the Amendment Agreement and issuance of the New Warrants, we are in the process of issu ing to the underwriter a warrant to purchase 10,025 shares of Common Stock at an exercise price of $2.00 per share. This warrant is in the same form as the New Warrants and is exercisable for five years after issuance.

We have also agreed to indemnify the underwriter and its respective affiliates against certain liabilities arising under the Securities Act of 1933, as amended. The underwriter ’s participation in this offering is subject to customary conditions contained in the underwriting agreement, including the receipt by the underwriter of an opinion of our counsel. The underwriter and its affiliates may provide to us from time to time in the future in the ordinary course of their business certain financial advisory, investment banking and other services for which they will be entitled to receive fees.

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Upon the closing of the offering, we have agreed to grant Maxim Group LLC a right of first refusal to act as lead manager for any and all future public and private equity and equity-linked offerings for a period of nine months from the commencement of sales of the offering.

Maxim Group LLC is a broker-dealer and member of the Financial Industry Regulatory Authority, Inc. The principal business address of Maxim Group LLC is 405 Lexington Avenue, New York, New York 10174.

Other than as described in this prospectus, we do not know of any existing agreements between any stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the underlying securities.

Determination of Offering Price

Our Common Stock is currently traded on the NASDAQ Capital Market under the symbol “AMDA” On April 24, 2018, the closing price of our Common Stock was $1.38 per share.

The public offering price of the securities offered by this prospectus will be determined by negotiation between us and the underwriter. Among the factors considered in determining the public offering price of the shares were:

●	our history and our prospects;
●	the industry in which we operate;
●	our past and present operating results;
●	the previous experience of our executive officers; and
●	the general condition of the securities markets at the time of this offering.

The offering price stated on the cover page of this prospectus should not be considered an indication of the actual value of the securities sold in this offering. That price is subject to change as a result of market conditions and other factors and we cannot assure you that the securities sold in this offering can be resold at or above the public offering price.

Lock-up Agreements

Our officers and directors holding Common Stock or Common Stock Equivalents, and owners of more than 5% of our outstanding Common Stock that are known to the Company, have agreed with the underwriter to be subject to a lock-up period of 60 days following the date of this prospectus. This means that, during the applicable lock-up period, such persons may not offer for sale, contract to sell, sell, distribute, encumber, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of, directly or indirectly, any shares of our Common Stock or any securities convertible into, or exercisable or exchangeable for, shares of our common stock. Certain limited transfers are permitted during the lock-up period if the transferee agrees to these lock-up restrictions. We have also agreed, in the underwriting agreement, to similar lock-up restrictions on the issuance and sale of our securities for 60 days following the closing of this offering, although we will be permitted to issue stock options or stock awards to employees other than our directors, officers and employees under our existing plans. The representative may, in its sole discretion and without notice, waive the terms of any of these lock-up agreements.

Price Stabilization, Short Positions and Penalty Bids

The underwriter has advised us that it does not intend to conduct any stabilization or over-allotment activities in connection with this offering.

Electronic Distribution

This prospectus in electronic format may be made available on websites or through other online services maintained by the underwriter, or by its affiliates. Other than this prospectus in electronic format, the information on the underwriter’s website and any information contained in any other website maintained by the underwriter is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriter in its capacity as underwriter, and should not be relied upon by investors.

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Other

From time to time, the underwriter and/or its affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services it has received and, may in the future receive, customary fees.

In connection with the execution of the L2 Purchase Agreement and issuance of the L2 Note, on February 1, 2018 and February 6, 2018, the Company paid to the underwriter a placement agent fee of six percent (6.0%) of the gross proceeds received by the Company, for a total of $30,000 and $15,000, respectively.

In connection with the Amendment Agreement described above in Description of Securities – Description of Other Outstanding Securities of the Company – March 2018 Warrant Amendment, the Company paid to the underwriter a placement agent fee of six (6.0%) percent of the gross proceeds received by the Company as part of the exercise of the Series E Investor Warrants to the underwriter, for a total of $85,212.71. The Company is also in the process of granting to the underwriter securities purchase warrants covering a number of shares of the Company’s Common Stock equal to one-and-one-half percent (1.5%) of the total number of shares of the Company’s Common Stock underlying the Series E Investor Warrants.

Except for the services provided in connection with this offering and disclosed above, the underwriter has not provided any investment banking or other financial services during the 180-day period preceding the date of this prospectus and we do not expect to retain the underwriter to perform any investment banking or other financial services for at least 90 days after the date of this prospectus.

Offers outside the United States

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Notice to Prospective Investors in Canada

This prospectus constitutes an “exempt offering document” as defined in and for the purposes of applicable Canadian securities laws. No prospectus has been filed with any securities commission or similar regulatory authority in Canada in connection with the offer and sale of the shares. No securities commission or similar regulatory authority in Canada has reviewed or in any way passed upon this prospectus or on the merits of the shares and any representation to the contrary is an offence.

Canadian investors are advised that this prospectus has been prepared in reliance on section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”). Pursuant to section 3A.3 of NI 33-105, this prospectus is exempt from the requirement that the Company and the underwriter(s) provide Canadian investors with certain conflicts of interest disclosure pertaining to “connected issuer” and/or “related issuer” relationships that may exist between the Company and the underwriter(s) as would otherwise be required pursuant to subsection 2.1(1) of NI 33-105.

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Resale Restrictions

The offer and sale of the shares in Canada is being made on a private placement basis only and is exempt from the requirement that the Company prepares and files a prospectus under applicable Canadian securities laws. Any resale of shares acquired by a Canadian investor in this offering must be made in accordance with applicable Canadian securities laws, which may vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with Canadian prospectus requirements, pursuant to a statutory exemption from the prospectus requirements, in a transaction exempt from the prospectus requirements or otherwise under a discretionary exemption from the prospectus requirements granted by the applicable local Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the shares outside of Canada.

Representations of Purchasers

Each Canadian investor who purchases shares will be deemed to have represented to the Company, the underwriters and to each dealer from whom a purchase confirmation is received, as applicable, that the investor is (i) purchasing as principal, or is deemed to be purchasing as principal in accordance with applicable Canadian securities laws, for investment only and not with a view to resale or redistribution; (ii) an “accredited investor” as such term is defined in section 1.1 of National Instrument 45-106 Prospectus Exemptions or, in Ontario, as such term is defined in section 73.3(1) of the Securities Act (Ontario); and (iii) is a “permitted client” as such term is defined in section 1.1 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.

Taxation and Eligibility for Investment

Any discussion of taxation and related matters contained in this prospectus does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a Canadian investor when deciding to purchase the shares and, in particular, does not address any Canadian tax considerations. No representation or warranty is hereby made as to the tax consequences to a resident, or deemed resident, of Canada of an investment in the shares or with respect to the eligibility of the shares for investment by such investor under relevant Canadian federal and provincial legislation and regulations.

Rights of Action for Damages or Rescission

Securities legislation in certain of the Canadian jurisdictions provides certain purchasers of securities pursuant to an offering memorandum (such as this prospectus), including where the distribution involves an “eligible foreign security” as such term is defined in Ontario Securities Commission Rule 45-501 Ontario Prospectus and Registration Exemptions and in Multilateral Instrument 45-107 Listing Representation and Statutory Rights of Action Disclosure Exemptions, as applicable, with a remedy for damages or rescission, or both, in addition to any other rights they may have at law, where the offering memorandum, or other offering document that constitutes an offering memorandum, and any amendment thereto, contains a “misrepresentation” as defined under applicable Canadian securities laws. These remedies, or notice with respect to these remedies, must be exercised or delivered, as the case may be, by the purchaser within the time limits prescribed under, and are subject to limitations and defenses under, applicable Canadian securities legislation. In addition, these remedies are in addition to and without derogation from any other right or remedy available at law to the investor.

Language of Documents

Upon receipt of this document, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

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MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of the material U.S. federal income considerations relating to the purchase, ownership and disposition of our Units comprised of Series B Preferred Stock convertible into shares of our Common Stock and Warrants exercisable for shares of our Common Stock, which we refer to collectively in this summary as our “Securities,” purchased pursuant to this offering . This discussion is based on current provisions of the Internal Revenue Code of 1986 (the “Code”), existing and proposed U.S. Treasury Regulations promulgated or proposed thereunder and current administrative and judicial interpretations thereof, all as in effect as of the date of this prospectus and all of which are subject to change or to differing interpretation, possibly with retroactive effec t. We have not sought and will not seek any rulings from the Internal Revenue Service (the “IRS”) regarding the matters discussed below. There can be no assurance that the IRS or a court will not take a contrary position.

This discussion is limited to U.S. holders and non-U.S. holders who hold our Securities as capital assets within the meaning of Section 1221 of the Code (generally, as property held for investment). This discussion does not address all aspects of U.S. federal income taxation, such as the U.S. alternative minimum income tax and the Medicare contribution tax on net investment income, nor does it address any aspect of state, local or non-U.S. taxes, or U.S. federal taxes other than income taxes, such as federal estate taxes. This discussion does not consider any specific facts or circumstances that may apply to a holder and does not address the special tax considerations that may be applicable to particular holders, such as:

●	insurance companies;
●	tax-exempt organizations;
●	financial institutions;
●	brokers or dealers in securities;
●	traders in securities that elect to use a mark-to-market method of accounting;
●	regulated investment companies;
●	real estate investment trusts;
●	pension plans or other retirement accounts;
●	controlled foreign corporations;
●	passive foreign investment companies;
●	corporations that accumulate earnings to avoid U.S. federal income tax;
●	certain U.S. expatriates or long-term residents of the United States;
●	persons that have a “functional currency” other than the U.S. dollar;
●	persons that acquire our Securities as compensation for services;
●	persons deemed to sell Securities under the constructive sale provisions of the Code;
●	persons required to accelerate the recognition of any item of gross income with respect to Securities as a result of such income being recognized on an applicable financial statement;
●	holders that hold our Securities as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment; and
●	partnerships or other entities treated as partnerships for U.S. federal income tax purposes.

If any entity taxable as a partnership for U.S. federal income tax purposes holds our Securities, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. A partner in a partnership or other pass-through entity that holds our Securities should consult his , her or its own tax advisor regarding the applicable tax consequences.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of our Securities that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

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●	a corporation (or other entity classified as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of any political subdivision of the United States;
●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
●	a trust, if (1) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust or (2) the trust has a valid election to be treated as a U.S. person under applicable U.S. Treasury Regulations.

A “non-U.S. holder” is a beneficial owner of our Securities that is not a U.S. holder or an entity taxable as a partnership for U.S. federal income tax purposes.

Prospective investors should consult their own tax advisors regarding the U.S. federal, state, local and non-U.S. income and other tax considerations of purchasing, holding and disposing of our Securities.

Tax Treatment of Units

There is no authority directly addressing the treatment, for U.S. federal income tax purposes, of securities with terms substantially the same as the Units, and, therefore, such treatment is not entirely clear. The purchase of a Unit should be treated for U.S. federal income tax purposes as the purchase of (1) one share of Series B Preferred Stock convertible into a number shares of Common Stock determined by dividing the stated value of the Series B Preferred Stock by the Conversion Price and (2) a number of Warrants equal to the number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock at the Conversion Price, with each Warrant exercisable to acquire one share of our Common Stock.

The Series B Preferred Stock and Warrants underlying each Unit separated pursuant to the terms of the Units. A holder generally was not required to recognize taxable gain or loss upon the separation of a Unit.

The purchase price for each Unit must be allocated between the underlying Series B Preferred Stock and Warrants in proportion to their relative fair market values at the time the Unit was purchased by the holder. This allocation of the purchase price will establish a holder’s initial tax basis for U.S. federal income tax purposes in the Series B Preferred Stock and Warrants that compose each Unit.

The foregoing treatment of the Units and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the Securities, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each prospective investor should consult its own tax advisors regarding the U.S. federal, state, local and any non-U.S. tax consequences of an investment in a Unit (including alternative characterizations of a Unit).

Unless otherwise stated, the following discussions are based on the assumption that the characterization of the Series B Preferred Stock and Warrants described above is accepted for U.S. federal tax purposes.

U.S. Holders

Exercise of Warrants

Except as discussed below with respect to a cashless exercise of a Warrant, a U.S. holder generally will not recognize gain or loss on the exercise of a Warrant and related receipt of shares of our Common Stock (except to the extent that cash is received in lieu of the issuance of a fractional share of our Common Stock). A U.S. holder’s initial tax basis in the shares of our Common Stock received (including the fractional share deemed received) upon exercise of a Warrant will be equal to the sum of (a) such U.S. holder’s tax basis in such Warrant (i.e., the portion of the U.S. holder’s purchase price for a Unit that is allocated to the Warrant, as described above) plus (b) the exercise price paid by such U.S. holder on the exercise of such Warrant. A U.S. holder’s holding period for the shares of our Common Stock underlying the Warrants will begin on the day after the date that the Warrant is exercised and will not include the period during which the U.S. holder held the Warrant.

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In certain limited circumstances, a U.S. holder may be permitted to undertake a cashless exercise of Warrants into shares of our Common Stock. The U.S. federal income tax treatment of a cashless exercise of Warrants into shares of Common Stock is unclear, and the tax consequences of a cashless exercise could differ from the consequences upon the exercise of a Warrant described in the preceding paragraph. A cashless exercise may be tax-free, either because the exercise is a non-recognition event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. It is also possible that a cashless exercise could be treated as a taxable exchange in which a U.S. holder would recognize gain or loss. If the cashless exercise is treated as a taxable exchange, the exchanging holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the Common Stock received and the U.S. holder’s tax basis in the Warrants exercised.

If the cashless exercise were treated as a taxable exchange, the U.S. holder’s holding period in the shares of our Common Stock received pursuant to the exercise of such Warrant would begin on the date following the date of exercise of the Warrant and would not include the period during which the U.S. holder held the Warrant. If the cashless exercise were treated as a non-recognition event or a recapitalization for U.S. federal income tax purposes, the holding period in the shares of our Common Stock received pursuant to the exercise of such Warrant would include the holding period of the Warrant.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise of warrants, there can be no assurance which, if any, of the alternative tax consequences would be adopted by the IRS or a court. Accordingly, U.S. holders should consult their own tax advisors regarding the U.S. federal income tax consequences of a cashless exercise of Warrants.

Certain Adjustments to the Warrants or Series B Preferred Stock

An adjustment to the number of shares of our Common Stock that will be issued upon the conversion of a share of Series B Preferred Stock, or an adjustment to the exercise price of a Warrant, may be treated as a constructive distribution to a U.S. holder of our Series B Preferred Stock or the Warrants, as applicable, or shares of our Common Stock depending on the circumstances of such adjustment if, and to the extent that, such adjustment has the effect of increasing such U.S. holder’s proportionate interest in our “earnings and profits” or assets, depending on the circumstances of such adjustment. In addition, the failure to provide for such an adjustment (or to adequately adjust) may also result in a deemed distribution to U.S. holders of our Series B Preferred Stock or the Warrants. Any such constructive distribution may be taxable whether or not there is an actual distribution of cash or other property. However, adjustments to the exercise price of Warrants or the Conversion Price of Series B Preferred Stock made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the holders thereof generally should not be considered to result in a constructive distribution. Generally, such deemed distributions will be taxable in the same manner as an actual distribution as described below under “—Distributions on Common Stock or Series B Preferred Stock,” below, except that it is unclear whether such deemed distributions would be eligible for the reduced tax rate applicable to certain dividends paid to non-corporate holders or the dividend-received deduction applicable to certain dividends paid to corporate holders. You should consult your tax advisor as to whether such deemed distributions are eligible for dividends-received deduction or the preferential rates applicable to certain dividends. Generally, a U.S. holder’s tax basis in the underlying stock will be increased to the extent any such constructive distribution is treated as a dividend.

Expiration of the Warrants without Exercise

Upon the lapse or expiration of a Warrant, a U.S. holder will recognize a loss in an amount equal to such U.S. holder’s tax basis in the Warrant. Any such loss generally will be a capital loss and will be long-term capital loss if the Warrant is held for more than one year. Deductions for capital losses are subject to significant limitations.

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Conversion of Series B Preferred Stock

A U.S. holder generally will not recognize gain or loss upon the conversion of a share of Series B Preferred Stock into shares of our Common Stock (except to the extent that cash is received in lieu of the issuance of a fractional share of our Common Stock). Any Common Stock received in a conversion that is attributable to current or accumulated earnings and profits (as computed for U.S. federal income tax purposes) will be treated as a distribution on our shares as described under “—U.S. Holders—Distributions on Common Stock or Series B Preferred Stock.” A U.S. holder’s initial tax basis in the shares of our Common Stock received upon the conversion of a share of Series B Preferred Stock (including fractional share deemed received) will be equal to such U.S. holder’s tax basis in the share of Series B Preferred Stock (reduced by the basis of any fractional share paid out in cash). A U.S. holder’s holding period for the shares of our Common Stock received upon the conversion of a share of Series B Preferred Stock will include the U.S. holder’s holding period in such share of Series B Preferred Stock.

Redemption of Series B Preferred Stock

If we redeem any Series B Preferred Stock, the treatment accorded to a U.S. holder regarding any redemption by us for cash (as distinguished from a sale, exchange or other disposition) of shares of Series B Preferred Stock can only be determined on the basis of the particular facts as to each such U.S. holder at the time of redemption. Except with respect to any redemption proceeds attributable to current or accumulated earnings and profits (as computed for U.S. federal income tax purposes) which will be treated as a distribution on our shares as described under “—U.S. Holders—Distributions on Common Stock or Series B Preferred Stock”, in general, a U.S. holder of our Series B Preferred Stock will recognize capital gain or loss measured by the difference between the amount received by the U.S. holder of such shares of Series B Preferred Stock upon the redemption and such U.S. holder’s adjusted tax basis in the shares redeemed if such redemption (i) is “not essentially equivalent to a dividend” with respect to the U.S. holder of the Series B Preferred Stock under Section 302(b)(1) of the Code, (ii) is a “substantially disproportionate” redemption with respect to such U.S. holder under Section 302(b)(2) of the Code, or (iii) results in a “complete termination” of the U.S. holder’s interest in all classes of our shares under Section 302(b)(3) of the Code. In applying these tests, there must be taken into account not only the shares of Series B Preferred Stock being redeemed, but also such U.S. holder’s ownership of other classes of our Securities and rights to acquire our Securities. A U.S. holder of our Series B Preferred Stock also must take into account any such Securities which are considered to be owned by such U.S. holder by reason of the constructive ownership rules set forth in Sections 318 and 302(c) of the Code.

If the U.S. holder of Series B Preferred Stock owns (actually or constructively) none of our voting shares, or owns an insubstantial amount of our voting shares, based upon current law, it is probable that the redemption of Series B Preferred Stock from such a U.S. holder would be considered to be “not essentially equivalent to a dividend.” However, whether a distribution is “not essentially equivalent to a dividend” depends on all of the facts and circumstances, and a U.S. holder of our Series B Preferred Stock intending to rely on any of these tests at the time of redemption should consult its own tax advisors to determine their application to its particular situation.

Satisfaction of the “substantially disproportionate” and “complete termination” exceptions is dependent upon compliance with the respective objective tests set forth in Section 302(b)(2) and Section 302(b)(3) of the Code. A distribution to a U.S. holder of Series B Preferred Stock will be “substantially disproportionate” if the percentage of our outstanding voting shares actually and constructively owned by such U.S. holder immediately following the redemption of shares of Series B Preferred Stock (treating such shares of Series B Preferred Stock redeemed as not outstanding) is less than 80% of the percentage of our outstanding voting shares actually and constructively owned by the U.S. holder immediately before the redemption, and immediately following the redemption the U.S. holder actually and constructively owns less than 50% of the total combined voting power of the Company. Because shares of the Company’s Series B Preferred Stock are generally nonvoting shares, a U.S. holder would have to reduce such U.S. holder’s holdings (if any) in our classes of voting shares to satisfy this test.

If the redemption does not meet any of the tests under Section 302 of the Code, then the redemption proceeds received from our Series B Preferred Stock will be treated as a distribution on our shares as described under the heading “U.S. Holders—Distributions on Common Stock or Series B Preferred Stock.” If the redemption of a U.S. holder’s Series B Preferred Stock is taxed as a dividend, the adjusted basis of such U.S. holder’s redeemed shares will be transferred to any other shares held by the U.S. holder. If the U.S. holder owns no other shares, under certain circumstances, such basis may be transferred to a related person, or it may be lost entirely.

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With respect to a redemption of our Series B Preferred Stock that is treated as a distribution with respect to our shares, which is not otherwise taxable as a dividend, the IRS has proposed Treasury regulations that would require any basis reduction associated with such a redemption to be applied on a share-by-share basis which could result in taxable gain with respect to some shares, even though the U.S. holder’s aggregate basis for the shares would be sufficient to absorb the entire amount of the redemption distribution (in excess of any amount of such distribution treated as a dividend). Additionally, these proposed Treasury regulations would not permit the transfer of basis in the redeemed shares of the Series B Preferred Stock to the remaining shares held (directly or indirectly) by the redeemed U.S. holder. Instead, the unrecovered basis in our Series B Preferred Stock would be treated as a deferred loss to be recognized when certain conditions are satisfied. These proposed Treasury regulations would be effective for transactions that occur after the date the regulations are published as final Treasury regulations. There can, however, be no assurance as to whether, when, and in what particular form such proposed Treasury regulations will ultimately be finalized. If a redemption of shares is not treated as a distribution taxable as a dividend, it will be treated as a taxable sale or exchange in the manner described under the heading “U.S. Holders—Gain on Sale, Exchange or Other Taxable Disposition.”

Treatment of Fractional Shares

A U.S. holder who receives cash in lieu of a fractional share of our Common Stock upon the exercise of a Warrant will allocate the tax basis in the Common Stock received over all of the shares received including the fractional share deemed received and will recognize capital gain or loss in the amount of the difference between the cash received and the tax basis allocated to the fractional share. Such gain or loss will be long-term capital gain or loss if at the time of the exercise of the Warrant, such Warrant has been held by the U.S. holder for more than one year. Preferential tax rates may apply to long-term capital gain of a U.S. holder that is an individual, estate or trust. Deductions for capital losses are subject to significant limitations.

Distributions on Common Stock or Series B Preferred Stock

If we pay distributions of cash or property with respect to shares of our Common Stock or Series B Preferred Stock (including constructive distributions as described above under the heading “Certain Adjustments to the Warrants or Series B Preferred Stock”), those distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the U.S. holder’s investment, up to such holder’s tax basis in its shares of our Common Stock or Series B Preferred Stock, as applicable. Any remaining excess will be treated as capital gain, subject to the tax treatment described below under the heading “—Gain on Sale, Exchange or Other Taxable Disposition.” Dividends received by a corporate U.S. holder may be eligible for the dividends received deduction, and dividends received by non-corporate U.S. holders generally will be subject to tax at the current lower applicable capital gains rates, provided, in each case, that certain holding period and other applicable requirements are satisfied.

Gain on Sale, Exchange or Other Taxable Disposition

Upon the sale or other taxable disposition of shares of our Common Stock, Series B Preferred Stock or Warrants, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between (a) the amount of cash plus the fair market value of any property received and (b) such U.S. holder’s tax basis in such shares of our Common Stock, Series B Preferred Stock or Warrants sold or otherwise disposed of. Such gain or loss generally will be long-term capital gain or loss if, at the time of the sale or other disposition, the shares of our Common Stock, Series B Preferred Stock or Warrants have been held by the U.S. holder for more than one year. Preferential tax rates may apply to long-term capital gain of a U.S. holder that is an individual, estate or trust. Deductions for capital losses are subject to significant limitations.

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Non-U.S. Holders

Redemption of Series B Preferred Stock

See the discussion above under the heading “—U.S. Holders—Redemption of Series B Preferred Stock.” If the redemption does not meet any of the tests described in “—U.S. Holders—Redemption of Series B Preferred Stock,” then the redemption proceeds received by a non-U.S. holder from our Series B Preferred Stock will be treated as a distribution on our shares as described under the heading “—Non-U.S. Holders—Distributions on Common Stock or Series B Preferred Stock.” If a redemption of shares of Series B Preferred Stock is not treated as a distribution taxable as a dividend, it will be treated as a taxable sale or exchange in the manner described under “Non-U.S. Holders—Gain on Sale, Exchange or Other Taxable Disposition.”

Conversion of Series B Preferred Stock

Except as provided below, a non-U.S. holder generally will not recognize gain or loss upon the conversion of shares of Series B Preferred Stock into shares of Common Stock, provided such shares of Series B Preferred Stock do not constitute a “United States real property interest” within the meaning of Code Section 897(c). Even if our shares of preferred stock do constitute a United States real property interest, provided shares of our Common Stock also constitute United States real property interests, a non-U.S. holder generally will not recognize gain or loss upon a conversion of shares of our Series B Preferred Stock into shares of Common Stock provided certain reporting requirements are satisfied. Except as provided below, a non-U.S. holder’s basis and holding period in the Common Stock received upon conversion will be the same as those of the converted shares of Series B Preferred Stock. Any Common Stock received in a conversion that is attributable to current or accumulated earnings and profits (as computed for U.S. federal income tax purposes) will be treated as a distribution on our shares as described under “—Non-U.S. Holders—Distributions on Common Stock or Series B Preferred Stock.” Non-U.S. holders should consult with their own tax advisors regarding the U.S. federal income tax consequences of any transaction by which such non-U.S. holder exchanges shares of Common Stock received on a conversion of shares of Series B Preferred Stock for cash or other property.

Distributions on Common Stock or Series B Preferred Stock

If we pay distributions of cash or property with respect to shares of our Common Stock or Series B Preferred Stock (including constructive distributions as described above under the heading “Certain Adjustments to the Warrants or Series B Preferred Stock”), those distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the non-U.S. holder’s investment, up to such holder’s tax basis in its shares of our Common Stock or Series B Preferred Stock, as applicable. Any remaining excess will be treated as capital gain, subject to the tax treatment described below under the heading “—Gain on Sale, Exchange or Other Taxable Disposition.” Dividends paid to a non-U.S. holder generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence. In the case of any constructive distribution, it is possible that this tax would be withheld from any amount owed to the non-U.S. holder, including, but not limited to, distributions of cash, shares of our Common Stock or sales proceeds subsequently paid or credited to that holder. If we are unable to determine, at the time of payment of a distribution, whether the distribution will constitute a dividend, we may nonetheless choose to withhold any U.S. federal income tax on the distribution as permitted by U.S. Treasury Regulations.

Distributions that are treated as effectively connected with a trade or business conducted by a non-U.S. holder within the United States (and if an income tax treaty applies and so requires, such distribution is attributable to a permanent establishment or fixed base maintained by such non-U.S. holder in the United States) are generally not subject to the 30% withholding tax if the non-U.S. holder provides a properly executed IRS Form W-8ECI (which should be renewed periodically) stating that the distributions are not subject to withholding because they are effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States. If a non-U.S. holder is engaged in a trade or business in the United States and the distribution is effectively connected with the conduct of that trade or business, the distribution will generally have the consequences described above for a U.S. holder (subject to any modification provided under an applicable income tax treaty). Any U.S. effectively connected income received by a non-U.S. holder that is treated as a corporation for U.S. federal income tax purposes may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty).

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A non-U.S. holder who claims the benefit of an applicable income tax treaty between the United States and such holder’s country of residence generally will be required to provide a properly executed IRS Form W-8BEN or W-8BEN-E, as applicable (which should be renewed periodically), and satisfy applicable certification and other requirements. A non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty generally may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim with the IRS. Non-U.S. holders should consult their own tax advisors regarding their entitlement to benefits under a relevant income tax treaty.

Distributions on shares of our Common Stock or Series B Preferred Stock paid to a non-U.S. holder may also be subject to the withholding described under “—The Foreign Account Tax Compliance Act” below.

Gain on Sale, Exchange or Other Taxable Disposition

Subject to the discussion below in “—Information Reporting and Backup Withholding” and “—Foreign Account Tax Compliance Act,” a non-U.S. holder generally will not be subject to U.S. federal income tax on gain recognized on a sale, exchange or other taxable disposition of shares of our Common Stock, Series B Preferred Stock or Warrants unless:

●	the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States and, if an applicable income tax treaty so provides, the gain is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States; in these cases, the non-U.S. holder will be taxed on a net income basis at the regular graduated rates and in the manner applicable to a U.S. holder, and, if the non-U.S. holder is a corporation, an additional branch profits tax at a rate of 30%, or a lower rate as may be specified by an applicable income tax treaty, may also apply;

●	the non-U.S. holder is an individual present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty) on the amount by which such non-U.S. holder’s capital gains allocable to U.S. sources exceed capital losses allocable to U.S. sources during the taxable year of the disposition; or

●	we are or were a “U.S. real property holding corporation” during the shorter of the five-year period ending on the date of the disposition or the period that the non-U.S. holder held shares of our Common Stock or Series B Preferred Stock. Generally, a corporation is a “U.S. real property holding corporation” if the fair market value of its “U.S. real property interests” (within the meaning of the Code) equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. We believe that we are not currently, and we do not anticipate becoming, a “U.S. real property holding corporation” for U.S. federal income tax purposes. Even if we are treated as a U.S. real property holding corporation, gain realized by a non-U.S. holder on a disposition of shares of our Common Stock will not be subject to U.S. federal income tax so long as (1) the non-U.S. holder owned, directly, indirectly and constructively, no more than five percent of our Common Stock at all times within the shorter of (i) the five-year period preceding the disposition or (ii) the holder’s holding period and (2) shares of our Common Stock is regularly traded on an established securities market as set forth in the applicable U.S. Treasury Regulations. There can be no assurance that shares of our Common Stock will qualify as regularly traded on an established securities market at the time of disposition. Disposition by a non-U.S. holder of our Series B Preferred Stock and the Warrants (that are not expected to be regularly traded on an established securities market) may also be eligible for an exemption from withholding even if we are treated as a U.S. real property holding corporation, if on the date such Series B Preferred Stock and/or Warrants were acquired by such non-U.S. holder such holdings had a fair market value no greater than the fair market value on that date of five percent of our regularly-traded Common Stock, provided that, if a non-U.S. holder holding our not regularly-traded Series B Preferred Stock and Warrants subsequently acquires additional such securities, then such interests would be aggregated and valued as of the date of the subsequent acquisition in order to apply this five percent limitation. Non-U.S. holders should consult their own tax advisors.

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Dividend Equivalents

Section 871(m) of the Code requires withholding (up to 30%, depending on whether a treaty applies) on certain financial instruments to the extent that the payments or deemed payments on the financial instruments are contingent upon or determined by reference to U.S.-source dividends. Under U.S. Treasury regulations promulgated under Section 871(m), certain payments or deemed payments to non-U.S. holders with respect to certain equity-linked instruments (“specified ELIs”) that reference U.S. stocks may be treated as dividend equivalents (“dividend equivalents”) that are subject to U.S. withholding tax at a rate of 30% (or lower treaty rate). Under these U.S. Treasury Regulations, withholding may be required even in the absence of any actual dividend related payment or adjustment made pursuant to the terms of the instrument. The regulations as originally adopted were to be effective for all covered contracts and instruments issued on or after January 1, 2017, but the IRS has extended such date to apply to all covered contracts and instruments issued on or after January 1, 2019. If withholding is required, we (or the applicable paying agent) would be entitled to withhold such taxes without being required to pay any additional amounts with respect to amounts so withheld. Non-U.S. Holders should consult with their tax advisors regarding the application of Section 871(m) and the regulations thereunder in respect of their acquisition and ownership of the Series B Preferred Stock and the Warrants.

Foreign Account Tax Compliance Act

Legislation commonly known as the Foreign Account Tax Compliance Act, or FATCA, and guidance issued thereunder may impose withholding taxes on certain types of payments made to “foreign financial institutions” (as specifically defined) and certain other non-U.S. entities (including financial intermediaries). Under FATCA, failure to comply with certification, information reporting and other specified requirements could result in withholding tax being imposed on payments of dividends and sales proceeds of any property of a type which can produce U.S. source dividends to foreign intermediaries and certain non-U.S. holders. FATCA imposes a 30% withholding tax on dividends or gross proceeds from the sale or other disposition of the shares of our Series B Preferred Stock and the shares of our Common Stock issuable on conversion of such Series B Preferred Stock paid to a foreign financial institution or to a non-financial foreign entity, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations, (ii) the non-financial foreign entity either certifies it does not have any “substantial United States owners” as specifically defined in FATCA or furnishes identifying information regarding each substantial United States owner or (iii) the foreign financial institution or the non-financial foreign entity qualifies for an exemption from the withholding tax. We intend to treat the Warrants as also subject to FATCA. If the payee is a foreign financial institution, in the absence of any applicable exemption, it must enter into an agreement with the United States Treasury requiring, among other things, that it undertake to identify accounts held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts, and withhold 30% on “withholdable payments” (as specifically defined) made to certain account holders. An intergovernmental agreement between the United States and the foreign entity’s jurisdiction may modify these requirements. Under certain transition rules, any obligation to withhold under FATCA with respect to payments of dividends on the Series B Preferred Stock and the Common Stock is currently in effect, but with respect to the gross proceeds of a sale or other disposition of the Series B Preferred Stock, the Warrants or the Common Stock the obligation to withhold under FATCA will not begin until January 1, 2019. Prospective investors should consult their tax advisors regarding the implications of FATCA with respect to an investment in the Series B Preferred Stock and related Warrants.

Information Reporting and Backup Withholding Applicable to U.S. Holders and Non-U.S. Holders

Distributions on, and the payment of the proceeds of a disposition of, shares of our Common Stock, Series B Preferred Stock or Warrants generally will be subject to information reporting if made within the United States or through certain U.S.-related financial intermediaries. Information returns are required to be filed with the IRS and copies of information returns may be made available to the tax authorities of the country in which a holder resides or is incorporated under the provisions of a specific treaty or agreement.

Backup withholding may also apply if the holder fails to provide certification of exempt status or a correct U.S. taxpayer identification number and otherwise comply with the applicable backup withholding requirements. Generally, a holder will not be subject to backup withholding if it provides a properly completed and executed IRS Form W-9 or appropriate IRS Form W-8, as applicable. Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules may be refunded or credited against the holder’s U.S. federal income tax liability, if any, provided certain information is timely filed with the IRS.

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LEGAL MATTERS

The validity of the issuance of the securities offered by us in this offering will be passed upon for us by Dorsey & Whitney LLP, Salt Lake City, Utah.

EXPERTS

The consolidated financial statements as of December 31, 2016, and for the year then ended, incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm (the report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern) incorporated by reference herein, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements as of December 31, 2017, and for the year then ended, incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the report of Tanner LLC, an independent registered public accounting firm (the report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern) incorporated by reference herein, given on the authority of said firm as experts in auditing and accounting.

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PROSPECTUS

12,500 Units

Each Consisting of

One Share of Series B Preferred Stock and 797

Warrants to Purchase One Share of Common Stock

Sole Book-Running Manager

Maxim Group LLC

               , 2018

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth an itemization of the various costs and expenses, all of which we will pay, in connection with the registration of the securities under this registration statement. All of the amounts shown are estimated except the SEC Registration Fee and FINRA Filing Fee.

SEC Registration Fee	$3,175.00
FINRA Filing Fee	4,325.00
Legal Fees and Expenses	150,000.00
Accounting Fees and Expenses	70,000.00
Transfer Agent Fee and Expenses	10,000.00
Miscellaneous	100,000.00
Total	$337,500.00

Item 14. Indemnification of Directors and Officers.

Our restated certificate of incorporation and restated bylaws provide that each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director, officer, member, manager or trustee of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by us to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits us to provide broader indemnification rights than such law permitted us to provide prior to such amendment) against all expense, liability and loss (including attorneys’ fees, judgments, fines, Employee Retirement Income Security Act excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith. These provisions limit the liability of our directors and officers to the fullest extent permitted under Delaware law. A director will not receive indemnification if he or she is found not to have acted in good faith.

Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any director or officer of the corporation against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful. In a derivative action (i.e., one brought by or on behalf of the corporation), indemnification may be provided only for expenses actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or suit if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be provided if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine that such person is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Pursuant to Section 102(b)(7) of the Delaware General Corporation Law, Article Eighth of our restated certificate of incorporation eliminates the liability of a director to us or our stockholders for monetary damages for such a breach of fiduciary duty as a director, except for liabilities arising:

●	from any breach of the director’s duty of loyalty to us or our stockholders;

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●	from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

●	under Section 174 of the Delaware General Corporation Law; or

●	from any transaction from which the director derived an improper personal benefit.

We carry insurance policies insuring our directors and officers against certain liabilities that they may incur in their capacity as directors and officers. We have entered into indemnification agreements with certain of our executive officers and directors. These agreements, among other things, indemnify and advance expenses to our directors and officers for certain expenses, including attorney’s fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by us arising out of such person’s services as our director or officer, or any other company or enterprise to which the person provides services at our request. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers. We have entered into agreements to indemnify all of our directors and officers.

Item 15. Recent Sales of Unregistered Securities

Since March 1, 2015, we have sold the following securities that were not registered under the Securities Act. All share numbers and prices set forth below have been adjusted to reflect a reverse stock split effective as of January 25, 2016 whereby each 15 shares of common stock were replaced with one share of common stock (with no fractional shares issued) and the subsequent reverse stock split effective November 10, 2017 whereby each 12 shares of common stock were replaced with one share of common stock (with no fractional shares issued).

The sale and issuance of the securities set forth below were deemed to be exempt from registration under the Securities Act by virtue of Section 4(2) or Rule 506 promulgated under Regulation D promulgated thereunder and Section 3(a)(9). Each of the recipients of securities in these transactions was an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act and had adequate access, through employment, business or other relationships, to information about us. No underwriters were involved in these transactions.

On September 8, 2015, we issued to investors Series A Warrants and Series C Warrants, each exercisable for 72,908 shares of our common stock.

On October 19, 2015, we issued 1,334 shares of our common stock to a service provider for services with respect to certain corporate development activities.

On January 28, 2016, we issued a warrant to purchase 6,250 shares of our common stock to a financial advisor.

On April 4, 2016 and again on April 27, 2016, in connection with a debt exchange agreement we issued to the lender warrants to purchase 8,334 shares of common stock of the Company.

On July 28, 2017, we closed on a $2.5 million term loan (the Loan”) with North Stadium Investments, LLC (“North Stadium”), a company owned and controlled by the Company’s Chief Executive Officer and Chairman of the Board, Dr. Sonny Bal. In connection with the Loan, the Company issued to North Stadium, a Secured Promissory Note in the amount of $2.5 million (the “Note”). The Note bears interest at the rate of 10% per annum, requires the Company to make monthly interest only payments for a period of 12 months, and principal and any unpaid accrued interest are due and payable 12 months from the effective date of the Note, July 28, 2017. The Note is secured by substantially all of the assets of the Company pursuant to a security agreement between the Company and North Stadium dated July 28, 2017 (the “Security Agreement”), and is junior to the already existing security interest in such assets of the Company held by Hercules Capital, Inc. In connection with the Loan and as additional consideration for the Loan, the Company issued to North Stadium a warrant to acquire up to 55,000 common shares with a purchase price set at $5.04 per share and a five-year term (the “Warrant”).

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On January 3, 2018, Amedica Corporation (the “Company”) and its wholly owned subsidiary US Spine, Inc. entered into an Assignment Agreement (the “Assignment Agreement”) with certain accredited investors (collectively the “Assignees” and each an “Assignee”), Hercules Technology III, L.P. (“HT III”) and Hercules Capital, Inc. (“HC” and, together with HT III, “Hercules”), pursuant to which Hercules assigned to the Assignees all amounts remaining due under the Loan and Security Agreement, dated June 30, 2014, as amended, between the Company and Hercules (the “Loan and Security Agreement”) and (2) the note (the “Hercules Note”) between the Company and Hercules evidencing the amounts due under the Loan and Security Agreement. The total amount assigned by Hercules to the Assignees equals in the aggregate $2,264,623 , which is secured by the same collateral underlying the Loan and Security Agreement. The Company entered into an exchange agreement (the “Exchange Agreement”) with the Assignees, pursuant to which the Company agreed to exchange (the “Exchange”) the Hercules Note held by the Assignees for senior secured convertible promissory notes each in the principal amount of $1,132,311 for an aggregate principal amount of $2,264,623 (the “Exchange Notes”). The Exchange Notes will mature on February 3, 2019.

On January 31, 2018, we entered into a securities purchase agreement (the “Purchase Agreement”) with L2 Capital LLC. Pursuant to the Purchase Agreement, we agreed to sell an original issue discount promissory note in the aggregate principal amount of up to $840,000 (the “Note”) for an aggregate purchase price of up to $750,000 and warrants to purchase up to an aggregate of 68,257 shares of Common Stock.

On March 6, 2018, in connection with the Amendment Agreement described above in Description of Securities – Description of Other Outstanding Securities of the Company – March 2018 Warrant Amendment, the Company issued to the Series E Investors warrants to purchase up to 668,335 shares of Common Stock at an exercise price per share equal to $2.00 per share, the closing bid price for our Common Stock on March 5, 2018 (the “New Warrants”). In addition, the Company is in the process of grant ing to the underwriter securities purchase warrants to purchase up to 10,025 shares of Common Stock at an exercise price per share equal to $2.00 per share.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits

The exhibits listed on the accompanying Exhibit Index are filed or incorporated by reference as part of this registration statement and such Exhibit Index is incorporated by reference.

(b) Financial Statement Schedules

None.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

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Provided, however, that paragraphs (a)(1)(i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(I) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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EXHIBIT INDEX

Exhibit Number	Exhibit Description	Filed with this Report	Incorporated by Reference herein from Form or Schedule	Filing Date	SEC File/Reg. Number
1.1	Form of Underwriting Agreement	X

3.1	Restated Certificate of Incorporation of the Registrant		Form 8-K (Exhibit 3.1)	2/20/14	001-33624

3.2	Certificate of Amendment to the Restated Certificate of Incorporation of Amedica Corporation		Form 8-K (Exhibit 3.1)	1/22/16	001-33624

3.3	Certificate of Amendment to the Restated Certificate of Incorporation of Amedica Corporation		Form 8-K (Exhibit 3.1)	11/16/17	001-33624

3.4	Restated Bylaws of the Registrant		Form 8-K (Exhibit 3.1)	2/20/14	001-33624

3.5	Form of Certificate of Designation of Series B Preferred Stock	X

4.1	Form of Common Stock Certificate of the Registrant		Amendment No. 3 to Form S-1 (Exhibit 4.1)	1/29/14	333-192232

4.2	Warrant by and between the Registrant and GE Capital Equity Investments, Inc., dated as of December 17, 2012		Form S-1 (Exhibit 4.10)	11/8/13	333-192232

4.3	Warrant by and between the Registrant and Zions First National Bank, dated as of December 17, 2012		Form S-1 (Exhibit 4.11)	11/8/13	333-192232

4.4	Form of Warrant to Purchase Shares of Common Stock of the Registrant, issued on March 4, 2011 and May 9, 2011		Form S-1 (Exhibit 4.12)	11/8/13	333-192232

4.5	Form of Amendment to Warrant to Purchase Shares of Common Stock of the Registrant, dated as of December 18, 2012		Form S-1 (Exhibit 4.13)	11/8/13	333-192232

4.6	Form of Amendment No. 2 to Warrant to Purchase Shares of Common Stock of the Registrant, dated as of February 1, 2013		Form S-1 (Exhibit 4.14)	11/8/13	333-192232

4.7	Form of Warrant to Purchase Shares of Common Stock of the Registrant, issued on August 30, 2013 and September 20, 2013, as amended		Amendment No. 2 to Form S-1 (Exhibit 4.17)	12/20/13	333-192232

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4.8	Form of Amendment to Warrant to Purchase Common Stock of the Registrant, dated as of December 23, 2013	Amendment No. 3 to Form S-1 (Exhibit 4.17.1)	1/29/14	333-192232

4.9	Form of Warrant to Purchase Shares of Common Stock of the Registrant, issued to TGP Securities, Inc. on August 30, 2013 and September 20, 2013, as amended	Amendment No. 2 to Form S-1 (Exhibit 4.20)	12/20/13	333-192232

4.10	Form of Amendment to Warrant to Purchase Shares of Common Stock of the Registrant, issued to TGP Securities, Inc., dated as of December 23, 2013	Amendment No. 3 to Form S-1 (Exhibit 4.21)	1/29/14	333-192232

4.11	Hercules Warrant to Purchase Common Stock	Form 8-K (Exhibit 4.3)	7/1/2014	001-33624

4.12	Form of Warrant to be Issued to Investors in the Offering	Amendment No. 3 to Form S-1 (Exhibit 4.24)	11/19/14	333-199753

4.13	Form of Unit Purchase Option to be Issued to the Underwriters in the Offering	Amendment No. 3 to Form S-1 (Exhibit 4.25)	11/19/14	333-199753

4.14	Form of Warrant Agent Agreement by and between the Registrant and American Stock Transfer and Trust Company	Amendment No. 3 to Form S-1 (Exhibit 4.26)	11/19/14	333-199753

4.15	Form of Warrant to Purchase Shares of Common Stock of the Registrant issued on September 17, 2014.	Form 10-K (Exhibit 4.27)	3/24/15	001-33624

4.16	Form of Warrant to Purchase Shares of Common Stock of the Registrant issued on November 12, 2014.	Form 10-K (Exhibit 4.28)	3/24/15	001-33624

4.17	Form of Amended and Restated Series A Warrant	Form 8-K (Exhibit 4.1)	12/14/15	001-33624

4.18	Form of Common Stock Purchase Warrant issued on April 4, 2016.	Form 8-K (Exhibit 4.1)	4/05/16	001-33624

4.19	Form of Series E Warrant	Amendment No. 3 to Form S-1 (Exhibit 4.25	6/30/16	333-211520

4.20	Form of Underwriters Warrant Issued in July 2016 Offering	Amendment No. 3 to Form S-1 (Exhibit 4.26)	6/30/16	333-211520

II-6

4.21	Form of Warrant		Form 8-K~(Exhibit 4.1)	1/20/17	001-33624

4.22	Secured Promissory Note with North Stadium Investments, LLC		Form 8-K~(Exhibit 4.1)	8/3/17	001-33624

4.23	North Stadium Investments, LLC Warrant to Purchase Common Stock		Form 8-K~(Exhibit 4.2)	8/3/17	001-33624

4.24	Amended and Restated L2 Capital LLC Common Stock Purchase Warrant	X

4.25	Form of Warrant Issued to Karl Kipke	X

4.26	Form of Series F Common Stock Purchase Warrant	X

4.27	Form of Common Stock Warrant	X

4.28	Form of Warrant Agency Agreement between Amedica Corporation and American Stock Transfer and Trust Company, LLC	X

4.29#	Form of Warrant to be Issued to the Underwriters

4.30	Westlake Securities LLC Common Stock Purchase Warrant	X

4.31	Form of Common Stock Purchase Warrant Issued on September 11, 2015		Form 8-K~(Exhibit 4.1)	9/18/15	001-33624

5.1#	Opinion of Dorsey & Whitney LLP

10.1	Loan and Security Agreement by and among the Registrant, its subsidiary, Hercules Technology Growth Capital, Inc., and Hercules Technology III, L.P., dated as of June 30, 2014		Form 8-K~(Exhibit 10.3)	7/1/2014	001-33624

10.2	Centrepointe Business Park Lease Agreement Net by and between the Registrant and Centrepointe Properties, LLC, dated as of April 21, 2009		Form S-1~(Exhibit 10.10)	11/8/13	333-192232

10.3	First Addendum to Centrepointe Business Park Lease Agreement Net by and between the Registrant and Centrepointe Properties, LLC, dated as of January 31, 2012		Form S-1~(Exhibit 10.11)	11/8/13	333-192232

10.4	Form of Change of Control Agreement*		Form 8-K~(Exhibit 10.1)	7/22/15	001-33624

10.5	Form of Indemnification Agreement by and between the Registrant and its officers and directors		Amendment No. 2~to Form S-1~(Exhibit 10.14)	12/20/13	333-192232

10.6	Amedica Corporation Amended and Restated 2012 Equity Incentive Plan*		Amendment No. 4~to Form S-1~(Exhibit 10.15)	2/12/14	333-192232

10.7	Form of 2012 Stock Option Grant Notice and Stock Option Agreement*		Amendment No. 4~to Form S-1~(Exhibit 10.16)	2/12/14	333-192232

II-7

10.8	Form of 2012 Restricted Stock Award and Restricted Stock Unit Agreement*	Amendment No. 4 to Form S-1 (Exhibit 10.17)	2/12/14	333-192232

10.9	Amedica Corporation 2003 Stock Option Plan*	Form S-1 (Exhibit 10.18)	11/8/13	333-192232

10.10	Form of 2003 Non-Qualified Stock Option Agreement and Notice of Exercise of Non-Qualified Stock Option thereunder*	Form S-1 (Exhibit 10.19)	11/8/13	333-192232

10.11	Form of 2003 Incentive Stock Option Agreement and Notice of Exercise of Incentive Stock Option thereunder*	Form S-1 (Exhibit 10.20)	11/8/13	333-192232

10.12	Consent and First Amendment to Loan and Security Agreement dated September 8, 2015 by and among Hercules Technology Growth Capital Inc., the financial institutions signatory thereto, Amedica Corporation, and the guarantors signatory thereto.	Form 8-K (Exhibit 10.1)	9/8/15	001-33624

10.13	First Amendment to Warrant to Purchase Shares of Common Stock of Amedica Corporation dated September 8, 2015, by and between Amedica Corporation and Hercules Technology III, L.P.	Form 8-K (Exhibit 10.2)	9/8/15	001-33624

10.14	Form of Securities Purchase Agreement between Amedica Corporation and the Purchasers Dated September 8, 2015	Form 8-K (Exhibit 10.5)	9/8/15	001-33624

10.15	Exchange Agreement dated April 4, 2016, by and among Amedica Corporation and Riverside Merchant Partners, LLC	Form 8-K (Exhibit 10.2)	5/05/16	001-33624

10.16	Warrant Agency Agreement, dated July 8, 2016, by and between Amedica Corporation and American Stock Transfer & Trust Company, LLC	Form 8-K (Exhibit 10.1)	7/8/16	001-33624

10.17	Warrant Agency Agreement dated January 24, 2017, by and between Amedica Corporation and American Stock Transfer & Trust Company, LLC	Form 8-K (Exhibit 10.1)	1/24/17	001-33624

10.18	Security Agreement, dated July 28, 2017	Form 8-K (Exhibit 10.1)	8/3/17	001-33624

II-8

10.19	Assignment Agreement, dated January 3, 2018, by and among the Company, US Spine, Inc., MEF I, L.P., Anson Investments Master Fund LP, Hercules Technology III, L.P. and Hercules Capital, Inc.		Form 8-K (Exhibit 10.1)	1/4/18	001-33624

10.20	Exchange Agreement, dated January 3, 2018, by and among Amedica Corporation and MEF I, L.P.		Form 8-K (Exhibit 10.2)	1/4/18	001-33624

10.21	Exchange Agreement, dated January 3, 2018, by and among Amedica Corporation and Anson Investments Master Fund LP		Form 8-K (Exhibit 10.3)	1/4/18	001-33624

10.22	Senior Secured Convertible Promissory Note, dated January 3, 2018, by and among Amedica Corporation and MEF I, L.P.		Form 8-K (Exhibit 10.4)	1/4/18	001-33624

10.23	Senior Secured Convertible Promissory Note, dated January 3, 2018, by and among Amedica Corporation and Anson Investments		Form 8-K (Exhibit 10.5)	1/4/18	001-33624

10.24	Securities Purchase Agreement, dated January 30, 2018, by and among the Company and L2 Capital, LLC		Form 8-K (Exhibit 10.1)	2/01/18	001-33624

10.25	Amended and Restated Promissory Note payable to L2 Capital	X

10.26	Form of Warrant Amendment Agreement	X

16.1	Letter of BDO, dated September 22, 2017		Form 8-K (Exhibit 16.1)	9/22/17	001-33624

21.1	List of Subsidiaries of the Registrant		Form S-1 (Exhibit 21.1)	11/8/13	333-192232

23.1	Consent of Independent Registered Public Accounting Firm, Tanner LLC	X

23.2	Consent of Independent Registered Public Accounting Firm, BDO USA, LLP	X

23.3#	Consent of Dorsey & Whitney LLP (included with Exhibit 5.1)

24.1	Power of Attorney		Form S-1 (Exhibit 24.1)	2/14/18	333-223032

*	Indicates Management Contract or Compensatory plan or arrangement.
#	To be filed by amendment.

II-9

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, Utah on April 25, 2018.

AMEDICA CORPORATION

By:	/s/ B. Sonny Bal
B. Sonny Bal, M.D.
Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ B. Sonny Bal
B. Sonny Bal, M.D.	Chief Executive Officer and Director	April 25, 2018
(Principal Executive Officer and Principal Financial Officer)
*
David W. Truetzel	Director	April 25, 2018

*
Jeffrey S. White	Director	April 25, 2018

*
Eric A. Stookey	Director	April 25, 2018

* By:	/s/ B. Sonny Bal
B. Sonny Bal, M.D.
Attorney-in-Fact